UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

MCG Capital Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MCG CAPITAL CORPORATION

1100 Wilson Boulevard, Suite 3000

Arlington, Virginia 22209

(703) 247-7500

May     , 2009

To Our Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of MCG Capital Corporation to be held on Wednesday, June 17, 2009 at     , local time, at             .

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the Annual Meeting, we hope that you will have your stock represented by voting your shares over the Internet or by telephone as provided in the instructions set forth on the enclosed WHITE proxy card, or by completing, signing, dating and returning your proxy in the enclosed envelope, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

Please note that certain persons affiliated with a group of hedge funds have provided notice that they intend to propose their own slate of nominees for election as directors at the Annual Meeting and solicit proxies for use at the Annual Meeting in opposition to the nominees proposed by our board of directors. You may receive proxy solicitation materials and an alternative proxy card from those entities.

Our board of directors recommends a vote for the election of all of the board of directors’ nominees on the enclosed WHITE proxy card, and urges you not to sign any other proxy cards that you may receive. If you have previously signed any Color proxy card, you have the right to change your vote by using the enclosed WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will be counted – any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the proxy statement.

Thank you for your continued support.

Sincerely,

Steven F. Tunney President and Chief Executive Officer

MCG CAPITAL CORPORATION

1100 Wilson Boulevard, Suite 3000

Arlington, Virginia 22209

(703) 247-7500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 17, 2009

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders of MCG Capital Corporation, or the Annual Meeting, will be held on Wednesday, June 17, 2009 at     , local time, at             . At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	The election of three (3) members to our board of directors to serve as Class II directors, each for a term of three years, or until their successors are elected and qualified;

2.	The ratification of the selection by the Audit Committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009;

3.	To approve a proposal to authorize us to issue securities to subscribe to, convert to, or purchase shares of our common stock in one or more offerings up to an aggregate of 10,000,000 shares; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Stockholders of record at the close of business on Thursday, April 23, 2009 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209, during ordinary business hours, for a period of ten days prior to the Annual Meeting as well as on the day of the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting.

We hope that all stockholders will be able to attend the Annual Meeting in person. However, to ensure that a quorum is present at the Annual Meeting, please vote your shares over the Internet or by telephone as provided in the instructions set forth on the enclosed WHITE proxy card, or complete, date, sign and promptly return the enclosed WHITE proxy card whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope has been enclosed for your convenience. If you attend the Annual Meeting and vote in person, any proxies you previously submitted will be revoked.

All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

Tod K. Reichert
Corporate Secretary

Arlington,

Virginia May     , 2009

Your Vote Is Important, No Matter How Many Or How Few Shares You Own.

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED Stockholders Call Toll-Free: 888-750-5834 Banks and Brokers Call Collect: 212-750-5833

IMPORTANT

We urge you NOT to sign any [Color] proxy card you may receive.

If you have already done so, you have every legal right to change your vote by using the enclosed

WHITE proxy card to vote TODAY—by telephone,

by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

Preliminary (Subject to Completion)

MCG CAPITAL CORPORATION

1100 WILSON BOULEVARD, SUITE 3000

ARLINGTON, VIRGINIA 22209

PROXY STATEMENT

for the 2009 Annual Meeting of Stockholders

to be held on Wednesday, June 17, 2009

This proxy statement and the enclosed WHITE proxy card are being furnished in connection with the solicitation of proxies by the board of directors of MCG Capital Corporation, also referred to in this proxy statement as the “Company,” “MCG,” “we” or “us,” for use at our 2009 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Wednesday, June 17, 2009 at     , local time, at                     , and at any adjournment or postponement thereof. You may obtain directions to the location of the Annual Meeting by contacting Tod K. Reichert, Corporate Secretary, MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209; telephone: (703) 247-7552.

All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our corporate secretary or by appearing at the Annual Meeting and voting in person, see “ — Changing Your Vote; Revocation of Proxy” below.

Our 2008 Annual Report to Stockholders for the fiscal year ended December 31, 2008 is being mailed to stockholders with the mailing of these proxy materials on or about May     , 2009.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be Held on June 17, 2009:

This proxy statement and the 2008 Annual Report to Stockholders are available for viewing, printing and downloading at http://investor.mcgcapital.com/2009AnnualMeeting.cfm.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209, Attention: Tod K. Reichert, Corporate Secretary, telephone: (703) 247-7552.

Voting Securities

Stockholders of record at the close of business on Thursday, April 23, 2009 will be entitled to notice of, and to vote at, the Annual Meeting. On that date,              shares of our common stock were issued and outstanding. Each share of common stock entitles the holder thereof to one vote with respect to all matters submitted to stockholders at the Annual Meeting. We have no other securities entitled to vote at the Annual Meeting.

Quorum and Vote Required

The presence in person or representation by proxy of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. Abstentions are included in the shares present at the Annual Meeting for purposes of determining whether a quorum is present, but are not counted for purposes of determining whether a proposal has been approved and, therefore, have no effect on the outcome.

Broker non-votes (when shares are represented at the Annual Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and, therefore, have no effect on the outcome.

If the Springbok group does not withdraw its competing candidates for our board of directors, the vote on Proposal No. 1, for the election of our directors, will be considered a proposal on which your broker does not have discretionary authority to vote. Thus, if your shares are held in street name and you do not provide instructions as to how your shares will be voted with respect to such discretionary proposal, your broker or other nominee may not be able to vote your shares with respect to such proposal. We urge you to provide instructions to your broker or nominee so that your votes may be considered on this important matter.

The votes will be counted, tabulated and certified by a representative of IVS Associates, Inc., who will serve as the inspector of elections at the Annual Meeting.

The table below sets forth the quorum requirements and votes required for each of the proposals to be presented at Annual Meeting:

Proposal	Description	Quorum Requirement	Vote Required
No. 1	Election of three Class II directors	The presence, in person or by proxy, of holders of a majority in voting power of the outstanding shares of common stock entitled to vote at the Annual Meeting	The affirmative vote of the holders of a plurality of the shares of common stock represented at the Annual Meeting, provided a quorum is present in person or by proxy

No. 2	Ratify the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009	The presence, in person or by proxy, of holders of a majority in voting power of the outstanding shares of common stock entitled to vote at the Annual Meeting	The affirmative vote of the holders of a majority in voting power of the outstanding shares of common stock represented at the Annual Meeting and voting on this proposal, provided a quorum is present in person or by proxy

No. 3	Authorize us to issue securities to subscribe to, convert to, or purchase shares of our common stock in one or more offerings up to an aggregate of 10,000,000 shares	The presence, in person or by proxy, of holders of a majority in voting power of the outstanding shares of common stock entitled to vote at the Annual Meeting	The affirmative vote of the holders of a majority in voting power of the outstanding shares of common stock represented at the Annual Meeting and voting on this proposal, provided a quorum is present in person or by proxy

Election of Class II Directors. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting is required to elect each of the three nominees as Class II directors. Stockholders may not cumulate their votes. If you vote “withhold authority” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated. Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for this proposal.

Ratification of Our Independent Registered Public Accounting Firm. The affirmative vote of a majority in voting power of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and voting on this proposal is required to approve this proposal. An abstention from voting on this proposal will have no effect on the outcome of this proposal.

Approval of a Proposal to Authorize Us to Issue Securities to Subscribe to, Convert to, or Purchase Shares of Our Common Stock in One or More Offerings Up to an Aggregate of 10,000,000 Shares The affirmative vote of a majority in voting power of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and voting on this proposal is required to approve this proposal. An abstention from voting on this proposal will have no effect on the outcome of this proposal.

Voting Your Shares

If you are the record holder of your shares, you may vote in one of four ways. You may vote by submitting your proxy by telephone, over the Internet or by mail or you may vote in person at the Annual Meeting.

You may vote by telephone. You may vote your shares by following the “Vote by Telephone” instructions set forth on the enclosed WHITE proxy card.

You may vote over the Internet. If you have Internet access, you may vote your shares from any location in the world by following the “Vote by Internet” instructions set forth on the enclosed WHITE proxy card.

You may vote by mail. You may vote by completing, dating and signing the WHITE proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the WHITE proxy card you mail. If you return the WHITE proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR Proposals 1, 2 and 3.

You may vote in person. If you attend the Annual Meeting and are a registered stockholder, you may vote by delivering your completed WHITE proxy card in person or you may vote by completing a ballot. Ballots will be available at the Annual Meeting. If you hold your shares through a bank or broker, you must obtain a legal proxy in order to vote at the Annual Meeting.

The Springbok group has stated its intention to nominate three candidates for election to our board of directors. You may receive proxy solicitation materials from the Springbok group, including an opposition proxy statement and proxy card. Our board of directors urges you not to sign or return any proxy card sent to you by the Springbok group.

Changing Your Vote; Revocation of Proxy

Voting by telephone, over the Internet or execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

•	file with our corporate secretary, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•	duly execute a later dated proxy relating to the same shares and deliver it to our corporate secretary before the taking of the vote; or

•	attend the Annual Meeting and vote in person.

If the Springbok group solicits proxies and you have previously signed a proxy card sent to you by the Springbok group, you may change your vote by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-prepaid envelope or by voting by telephone or over the Internet by following the instructions above. Only the latest dated proxy you submit will be counted.

Attendance at the Annual Meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209, Attention: Tod K. Reichert, Corporate Secretary. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified in those proxies. If the shares you own are held in your name and you do not specify on the WHITE proxy card how your shares are to be voted, they will be voted in favor of (i) the election of the directors named in this proxy statement, (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, (iii) the proposal to authorize us to issue securities to subscribe to, convert to, or purchase shares of our common stock in one or more offerings up to an aggregate of 10,000,000 shares and (iv) in the discretion of the persons appointed as proxies, on any other items that may properly come before the Annual Meeting. If the shares you own are held in “street name,” the bank or brokerage firm, as the record holder of your shares, is required to vote your shares in accordance with your instructions. To vote your shares held in “street name,” you will need to follow the directions provided to you by your bank or brokerage firm.

Information Regarding This Solicitation

The accompanying proxy is solicited by and on behalf of our board of directors, and we will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders and WHITE proxy card.

We have also retained Innisfree M&A Incorporated, or Innisfree, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. We have agreed to pay Innisfree customary fees, plus reimbursement of out-of-pocket expenses and have agreed to customary indemnification provisions. Innisfree expects to use approximately 50 of its employees to assist in the solicitations.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and facsimile transmission by directors, officers and other employees of MCG who will not be specially compensated for these services. We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, that are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable expenses in so doing.

We estimate that total costs relating to the solicitation of proxies (in excess of those normally spent for an annual meeting with an uncontested director election and excluding salaries and wages of our regular employees and officers) are currently expected to be approximately $400,000, including a fee not to exceed $150,000 payable to Innisfree. Actual expenditures may vary materially from this estimate, however, as many of the expenditures cannot be readily predicted.

Appendix A to this proxy statement sets forth information relating to our directors, director nominees, officers and employees who are considered “participants” in the solicitation under the rules of the Securities and Exchange Commission, or SEC, by reason of their position as directors or director nominees or because they may be soliciting proxies on our behalf.

If you have any questions, or need assistance in voting your shares, please contact:

501 MADISON AVENUE, 20TH FLOOR

NEW YORK, NEW YORK 10022

STOCKHOLDERS CALL TOLL-FREE: (888) 750-5834

BANKS AND BROKERS CALL COLLECT: (212)-750-5833

PROPOSAL ONE

ELECTION OF DIRECTORS

Board Recommendation

Our board of directors recommends a vote “FOR” the election of each of Messrs. Bucher, Ewing and O’Keefe as Class II directors.

We have three classes of directors, currently consisting of four Class I directors, three Class II directors and two Class III directors. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. Robert J. Merrick, Wallace B. Millner, III, Richard W. Neu and B. Hagen Saville are currently serving as Class I directors, whose terms expire in 2011. Steven F. Tunney and Kim D. Kelly are currently serving as Class III directors, whose terms expire in 2010. Jeffrey M. Bucher, A. Hugh Ewing, III and Kenneth J. O’Keefe are currently serving as Class II directors. The Class II directors elected this year will serve as members of our board of directors until the 2012 annual meeting of stockholders, or until their respective successors are elected and qualified.

The persons named in the enclosed WHITE proxy card will vote to elect Messrs. Bucher, Ewing and O’Keefe as Class II directors unless you withhold authority to vote for the election of any or all nominees by marking the WHITE proxy card (whether executed by you or through the Internet or telephonic voting). Messrs. Bucher, Ewing and O’Keefe currently serve on our board of directors. The nominees have indicated their willingness to continue to serve if elected and have consented to be named as nominees. Our board of directors has no reason to believe that the nominees will be unable to serve if elected.

On April 7, 2009, Edward S. Civera, a Class III director and a member of our compensation, nominating and corporate governance, investment and valuation committees, submitted his resignation effective as of April 7, 2009. Our board of directors has provided that our full board of directors shall be comprised of ten members. We intend to identify qualified potential candidates to fill this directorship. This vacancy may be filled by a vote of a majority of the directors then in office. The director elected to fill this vacancy shall hold office until the next election of the class for which such director shall have been chosen, or the 2010 annual meeting of stockholders.

On January 16, 2009, we received notice that the Springbok group sought to propose three candidates for nomination for election to our board of directors. We informed Springbok that we believed the nominations were invalid due to a failure to comply with our bylaws. On February 10, 2009, Springbok filed a derivative action against us and our board of directors, through which they sought to have their nominations declared valid. On March 23, 2009, we informed Springbok that we would accept their director candidates for nomination to election to the board of directors.

Our Board of Directors

Set forth below for each of our directors, including the Class II director nominees, is information as of April 1, 2009 with respect to each director’s (a) name and age, (b) positions and offices with us, (c) principal occupation and business experience during at least the past five years, (d) directorships, if any, of other publicly-held companies and (e) the year such person became a member of our board of directors.

Our Director Nominees

Independent Directors

Messrs. Bucher, Ewing and O’Keefe are considered independent for purposes of the 1940 Act.

Class II directors, nominees to be elected at the 2009 Annual Meeting of Stockholders (if elected, terms to expire in 2012)

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Jeffrey M. Bucher(1)(3)(4)	76	2001	Mr. Bucher served as the Chairman of our board from March 2007 to April 2009. Since 2001, Mr. Bucher has been employed at Kozusko Harris Vetter Wareh, LLP, a law firm, where he is of counsel. From 1999 to 2000, Mr. Bucher was employed at Lillick & Charles, LLP (currently Nixon Peabody LLP), a law firm where he was a partner. From 1993 to 1999, Mr. Bucher was employed at Bryan Cave, LLP, a law firm, where he was of counsel. From 1972 to 1976, Mr. Bucher served as a Member of the Board of Governors of the Federal Reserve System. Mr. Bucher also serves as a director of the Mizuho Corporate Bank of California and as a director and president of The Vasek and Anna Mana Polak Charitable Foundation, Inc. Mr. Bucher received his J.D. from the Stanford University School of Law and his BA from Occidental College.

Our Director Nominees (Continued)

Independent Directors

Class II directors, nominees to be elected at the 2009 Annual Meeting of Stockholders (if elected, terms to expire in 2012)

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
A. Hugh Ewing, III(2)(3)(4)	65	2007	Since January 1992, Mr. Ewing has served as President and Managing Director of Ewing Bemiss & Co., an independent investment bank providing investment banking services to middle-market companies across the United States based in Richmond, Virginia. Prior to founding Ewing Bemiss & Co. in 1992, he was a partner in Galleher & Company where he was active in private placements, leveraged buyouts, and mergers and acquisitions, and as a principal in leveraged buyouts and venture capital. Prior to that, he was vice president, corporate finance, of Wheat, First Securities, Inc., where he headed the merger and acquisition group. Mr. Ewing was also a general partner of Hillcrest Group, which managed venture capital funds, and is a past chairman of the National Association of Small Business Investment Companies. Mr. Ewing received his MBA from the University of Virginia, Darden School of Business and his BS in civil engineering from the Virginia Military Institute.

Kenneth J. O’Keefe(2)(3)(4)	54	2001	Mr. O’Keefe served as the Chairman of our board from February 2005 to March 2007. He is currently a Managing Director of Vestar Capital Partners, a private equity firm. From July 2003 until June 2006, he was Chief Executive Officer of NewVen Partners, LLC, a private investment firm, which he founded. Prior to July 2003, Mr. O’Keefe held executive positions with several large media companies over an 18-year career, including Pyramid Communications, Inc., where he served as Executive Vice President, Chief Financial Officer and a board member, Evergreen Media Corporation as Executive Vice President of Operations and a board member, Chancellor Media Corporation as Executive Vice President of Operations, AMFM, Inc. as Chief Executive Officer, President and Chief Operating Officer, Clear Channel Communications, Inc. as President and Chief Operating Officer of its radio division and Infinity Broadcasting as Executive Vice President. Mr. O’Keefe is a graduate of Brown University and currently serves as a member of Brown University’s Board of Trustees.

Our Current Directors

Interested Directors

Messrs. Tunney and Saville are interested persons, as defined in the 1940 Act, due to their positions as officers of MCG.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Steven F. Tunney(4)	48	1999	Mr. Tunney has served as our President since May 2001, and as our Chief Executive Officer since August 2006. Prior to becoming our Chief Executive Officer, he served as our Chief Operating Officer from March 1998 to August 2006. Prior to becoming our President, he served as our Chief Financial Officer and Secretary from March 1998 to February 2000 and our Treasurer from March 1998 to July 2002. From 1997 to February 1998, Mr. Tunney was employed at First Union National Bank, which acquired Signet Bank in 1997. From 1996 to 1997, Mr. Tunney was employed at Signet Bank where he served as a vice president. Mr. Tunney’s term as a Class III director will expire in 2010.

B. Hagen Saville(4)	47	2006	Mr. Saville has served as our Executive Vice President of Business Development since June 1998. From 1997 to June 1998, Mr. Saville was employed at First Union National Bank, which acquired Signet Bank in 1997. From 1994 to 1997, Mr. Saville was employed at Signet Bank where he served as Vice President. Mr. Saville’s term as a Class I director will expire in 2011.

Our Current Directors (Continued)

Interested Directors

Mr. Merrick is an interested person, as defined in the 1940 Act, due to his position as an officer of MCG.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Robert J. Merrick(4)	64	1998	Mr. Merrick has served as our Chief Investment Officer since August 2006 and as one of our Executive Vice Presidents since June 1998. Mr. Merrick was our Chief Credit Officer from June 1998 to August 2006. Mr. Merrick was employed at Signet Bank where he served as Executive Vice President and Chief Credit Officer from 1985 to 1997. Mr. Merrick’s term as a Class I director will expire in 2011.

Independent Directors

Messrs. Millner and Neu and Ms. Kelly are considered independent for purposes of the 1940 Act.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Wallace B. Millner, III(1)(3)(4)	69	1998	Mr. Millner served as the Chairman of our board from November 2002 to February 2005 and from 1998 through May 2001. From 1973 until his retirement in 1997, Mr. Millner served in various executive positions at Signet Banking Corporation, a bank holding company, including Vice Chairman and Chief Financial Officer. Mr. Millner’s term as a Class I director will expire in 2011.

Richard W. Neu(1)(2)(3)(4)	53	2007	Mr. Neu became the Chairman of our board in April 2009. Mr. Neu currently serves on the board of directors and the audit committee of Dollar Thrifty Automotive Group, Inc. Mr. Neu was the Chief Financial Officer and Treasurer of Charter One Financial, Inc. from December 1985 to August 2004, and was a director of Charter One Financial, Inc. from 1992 to August 2004. Mr. Neu previously worked for KPMG as a Senior Audit Manager. Mr. Neu’s term as a Class I director will expire in 2011.

Kim D. Kelly(1)(3)(4)	52	2004	Since June 2005, Ms. Kelly has served as a consultant, primarily to private equity firms, in the media and restructuring fields. Most recently, since December 2008, Ms. Kelly has served as Chief Restructuring Officer for Equity Media Holdings Corporation, a former NASDAQ issuer. Previously, Ms. Kelly held executive positions with a number of large media companies. From May 2004 until May 2005, Ms. Kelly served as the President and Chief Executive Officer of Arroyo Video Solutions, Inc., a software company serving video service providers. From 1990 to February 2003, Ms. Kelly was employed by Insight Communications Company, Inc., where she was President from August 2002 to February 2003, Chief Operating Officer from January 1998 to February 2003 and Executive Vice President and Chief Financial Officer from 1990 to January 2002. From August 2002 to 2003, she also served as Chief Executive Officer of Insight Midwest, L.P. Ms. Kelly also serves as a director of Mellon Trust Funds. Ms. Kelly’s term as a Class III director will expire in 2010.

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of Nominating and Corporate Governance Committee.
(4)	Member of the Investment and Valuation Committee.

No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

For information relating to shares of our common stock owned by and restricted stock awarded to each of our directors, see the disclosure set forth under the headings “Executive Compensation — Fiscal 2008 Compensation of Directors” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that MCG is managed for the long-term benefit of our stockholders. During the past year, we have continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC and the listing standards of the NASDAQ Global Select Market.

This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of business conduct and ethics described below are available on the “Corporate Governance” section of our website at www.mcgcapital.com. Alternatively, you may request a copy of any of these documents by writing to MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209, attention: Tod K. Reichert, Senior Vice President, Chief Compliance Officer and Corporate Secretary, telephone: (703) 247-7552.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist our board of directors in the exercise of its duties and responsibilities and to serve the best interests of MCG and its stockholders. These guidelines, which provide a framework for the conduct of the board of directors’ business, provide that:

•	the principal responsibility of the directors is to oversee the management of MCG;

•	a majority of the members of the board of directors shall be independent directors;

•	the independent directors shall meet periodically in executive session;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the board of directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that none of Jeffrey M. Bucher, A. Hugh Ewing, III, Kim D. Kelly, Wallace B. Millner, III, Richard W. Neu or Kenneth J. O’Keefe, who currently comprise our audit, compensation and nominating and corporate governance committees (and all of whom serve on our investment and valuation committee), has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under NASDAQ Marketplace Rules. Our board reached a similar determination with respect to Edward S. Civera, who served as a director from December 2005 until April 2009. The NASDAQ Marketplace Rules provide that a director of a business development company, or BDC, shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the past two years had, a material business or professional relationship with us.

In determining the independence of the directors listed above, our board of directors also considered each of the statutory requirements, codes and polices discussed in “Certain Relationships and Related Transactions; Policies and Procedures For Related Person Transactions.”

Board Meetings and Attendance

Our board of directors met twenty three times during the fiscal year ended December 31, 2008, or Fiscal 2008, either in person or by teleconference. Jeffrey M. Bucher served as chairman of our board of directors during Fiscal 2008; Richard W. Neu was appointed chairman in April 2009. During Fiscal 2008, each director attended at least 75% of the aggregate of the total number of board meetings and the total number of meetings held by all committees on which he or she then served.

Director Attendance at Annual Meetings of Stockholders

Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders. All of our directors attended the 2008 annual meeting of stockholders.

Board Committees

Our board of directors has established four standing committees — audit, compensation, nominating and corporate governance and investment and valuation. During Fiscal 2008, our board of directors maintained (i) an enterprise risk committee, which was eliminated, and whose responsibilities were assumed by our audit committee, in April 2009 and (ii) separate valuation and investment committees that were combined in April 2009. Our audit, compensation and nominating and corporate governance committees each operate under a charter that has been approved by our board of directors. Current copies of the audit, compensation and nominating and corporate governance committee charters are posted in the Corporate Governance section of our website located at www.mcgcapital.com.

Our board of directors has determined that all of the members of each of the board of directors’ standing committees (except the investment and valuation committee) are independent as defined under the rules of the NASDAQ Stock Market, Inc. including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Audit Committee

The audit committee currently consists of Kim D. Kelly, Jeffrey M. Bucher, Wallace B. Millner, III and Richard W. Neu. Mr. Millner chaired the audit committee during Fiscal 2008; Ms. Kelly currently chairs the audit committee. The audit committee currently acts under a charter that was amended in May 2007 and that was amended and restated in March 2009. A copy of the amended and restated audit committee charter is attached as Appendix B to this proxy statement. The audit committee held nine meetings in Fiscal 2008. It is anticipated that Mr. Bucher, if elected to the board of directors by our stockholders, and Messrs. Millner and Neu and Ms. Kelly will continue to serve on the audit committee. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing and discussing with management our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting and disclosure controls and procedures;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules (which is included on page 41 of this proxy statement).

Our board of directors has determined that each of Ms. Kelly and Messrs. Millner and Neu is an “audit committee financial expert” as defined by applicable SEC rules.

Compensation Committee

The compensation committee currently consists of Kenneth J. O’Keefe, A. Hugh Ewing, III and Richard W. Neu. Edward S. Civera chaired the compensation committee during Fiscal 2008; Mr. O’Keefe currently chairs the compensation committee. The compensation committee currently acts under a charter that was amended in May 2007 and that was amended and restated in April 2009. The compensation committee held eleven meetings in Fiscal 2008. It is anticipated that Messrs. Ewing and O’Keefe, if elected to the board of directors by our stockholders, and Mr. Neu will continue to serve on the compensation committee. Our compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

•	determining the chief executive officer’s compensation;

•	reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our equity incentive plans;

•	reviewing and making recommendations to the board of directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 14 of this proxy statement; and

•	preparing the compensation committee report required by SEC rules, which is included on page 35 of this proxy statement.

The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes.”

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Richard W. Neu, Jeffrey M. Bucher, A. Hugh Ewing, III, Kim D. Kelly, Wallace B. Millner, III and Kenneth J. O’Keefe. Mr. Bucher chaired the nominating and corporate governance committee during Fiscal 2008; Mr. Neu currently chairs the nominating and corporate governance committee. The nominating and corporate governance committee currently acts under a charter that was amended in April 2004 and that was amended and restated in March 2009. The nominating and corporate governance committee held two meetings in Fiscal 2008. It is anticipated that Messrs. Bucher, Ewing and O’Keefe, if elected to the board of directors by our stockholders, and Messrs. Millner and Neu and Ms. Kelly will continue to serve on the nominating and corporate governance committee. No member of the nominating and corporate governance committee is an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and making recommendations to the board of directors with respect to management succession planning;

•	reviewing and assessing our code of business conduct and ethics;

•	developing and recommending to the board of directors corporate governance principles; and

•	overseeing an annual evaluation of the board of directors.

The processes and procedures followed by our nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”

Investment and Valuation Committee

Our investment and valuation committee currently consists of Wallace B. Millner, III, Jeffrey M. Bucher, A. Hugh Ewing, III, Kim D. Kelly, Richard W. Neu, Kenneth J. O’Keefe, Robert J. Merrick, B. Hagen Saville and Steven F. Tunney. Mr. Millner chairs the investment and valuation committee. The investment and valuation committee approves certain significant investments, as determined, from time to time, by our board of directors, and establishes guidelines, and makes recommendations to our board of directors, regarding the valuation of our loans and investments. In April 2009, our board of directors combined the valuation and investment committees. It is anticipated that Messrs. Bucher, Ewing and O’Keefe, if elected to the board of directors by our stockholders, and Messrs. Millner, Neu, Merrick, Saville and Tunney and Ms. Kelly will continue to serve on the investment and valuation committee.

Investment Committee

During Fiscal 2008, our investment committee consisted of Robert J. Merrick, Steven F. Tunney, B. Hagen Saville, Jeffrey M. Bucher, Edward S. Civera, A. Hugh Ewing, III, Kim D. Kelly and Wallace B. Millner, III. Mr. Merrick chaired the investment committee. The investment committee held seventeen meetings in Fiscal 2008.

Valuation Committee

During Fiscal 2008, our valuation committee consisted of Wallace B. Millner, III, Jeffrey M. Bucher, Edward S. Civera and A. Hugh Ewing, III. Mr. Millner chaired the valuation committee. The valuation committee held twelve meetings in Fiscal 2008.

Enterprise Risk Committee

During Fiscal 2008, our enterprise risk committee consisted of Kim D. Kelly, Steven F. Tunney, Robert J. Merrick, Edward S. Civera, Wallace B. Millner III and Richard W. Neu. Ms. Kelly chaired the enterprise risk committee. The enterprise risk committee assisted our board of directors and our audit committee in fulfilling their responsibilities with respect to the oversight and monitoring of risk to and throughout MCG. The enterprise risk committee met with our full board of directors once during Fiscal 2008. In April 2009, our board of directors determined that the responsibilities of the enterprise risk committee should be assumed by our audit committee and eliminated the enterprise risk committee.

Executive and Director Compensation Processes

Historically, our chief executive officer, together with our executive team, has discussed and formulated annual corporate and business goals. These goals have then been presented to our compensation committee who has refined the goals and recommended them for approval by our board of directors. Our chief executive officer’s role in the compensation process has continued with his review of our Named Executive Officers. Our chief executive officer has elicited self evaluations from each of our Named Executive Officers. The chief executive officer has then assimilated the content from these evaluations into formal written evaluations of each Named Executive Officer, documenting each Named Executive Officer’s performance during the year, detailing accomplishments, areas of strength and areas for development. The chief executive officer has then sat down with each Named Executive Officer and reviewed their respective evaluations. The chief executive officer has then worked directly with our Vice President, Human Resources to provide comprehensive recommendations for salary increases, individual components of annual incentive cash bonus awards and equity awards for each of our Named Executive Officers. These recommendations were presented to, reviewed by and ultimately approved by our compensation committee and our board of directors.

At the request of the compensation committee, our chief executive officer attends all or portions of periodic meetings of the compensation committee, but does not attend portions of any meeting in which the compensation committee discusses his compensation or performance. In addition, our compensation committee reviews the recommendations from our chief executive officer with respect to executive compensation trends among financial services companies, including the overall blend of salary, bonus and equity compensation within such group and his recommendations pertaining to our executive compensation program.

The compensation committee, in accordance with its written charter, oversees all aspects of our director, officer and other executive compensation policies. As described above, our chief executive officer, together with our Vice President, Human Resources, has historically made recommendations to the compensation committee with respect to each Named Executive Officer’s compensation, except his own. Named Executive Officers do not propose or seek approval for their own compensation. The compensation committee has made formal recommendations to our board of directors regarding the compensation of each of our Named Executive Officers. The compensation committee also evaluates our chief executive officer’s performance and determines the chief executive officer’s compensation, utilizing input from our board of directors. With regard to director compensation, our compensation committee periodically reviews and makes recommendations to our board of directors regarding such compensation.

The compensation committee has delegated to Steven F. Tunney, our chief executive officer, the authority to make restricted stock awards under our Amended and Restated 2006 Employee Restricted Stock Plan to certain employees, including certain new hires, based on a set number of shares previously approved by the board of directors. Awards to newly-hired employees, whether made either by our chief executive officer or by the compensation committee, are made on the first day of the calendar quarter after the date on which the individual commences employment with us (or the next succeeding business day that the NASDAQ Stock Market is open).

The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. To assist the compensation committee in discharging its responsibilities, in August 2008, our compensation committee retained an independent compensation consultant, Frederic W. Cook & Co., Inc., or Frederic Cook, to review and make recommendations regarding our 2008 Retention Program. Frederic Cook provided research regarding best practices, advice on the appropriate strategic use of reward vehicles and advised on the use of restricted stock for key talent. As part of this process, members of the compensation committee reviewed materials provided by, and had the opportunity to meet independently with, Frederic Cook at anytime throughout the year to discuss our executive compensation and to receive input and advice.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and other members of the board of directors, as applicable.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee applies the criteria attached to its charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the nominating and corporate governance committee, c/o Tod K. Reichert, Corporate Secretary, MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth under Article II, Section 11, “Advance Notice Provisions for Election of Directors,” in our amended and restated bylaws and that are described in this proxy statement under the heading “Stockholder Proposals.”

At the Annual Meeting, stockholders will be asked to consider the election of A. Hugh Ewing, III, who has been nominated for election as a director for the first time. Mr. Ewing was recommended as a candidate for our board of directors in October 2007 by one of our non-management directors.

Communicating with the Independent Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the board of directors (if an independent director), or the lead director (if one is appointed), or otherwise the chairperson of the nominating and corporate governance committee, subject to advice and assistance from the chief compliance officer and, if requested, outside legal counsel, is primarily responsible for monitoring communications from stockholders and for providing copies of summaries of such communications to the other directors as he or she considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board of directors should address such communications to the MCG board of directors, c/o Tod K. Reichert, Corporate Secretary, MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code of business conduct and ethics on our website, which is located at www.mcgcapital.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Global Select Market listing standards concerning any amendments to, or waivers from, any provision of the code.

Section16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that, except as set forth below, during Fiscal 2008 our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements:

•	a late Form 4 report was filed for Stephen J. Bacica on July 7, 2008 to report the award of 5,000 shares of restricted stock on July 1, 2008; and

•	a late Form 4 report was filed for Tod K. Reichert on July 7, 2008 to report the award of 10,000 shares of restricted stock on July 1, 2008.

Our Executive Officers

The following table sets forth the names, ages and positions of our current executive officers as of April 15, 2009:

Name	Age	Position	Held Position Since
Steven F. Tunney	48	President and Chief Executive Officer	President May 2001; Chief Executive Officer August 2006

B. Hagen Saville	47	Executive Vice President, Business Development	June 1998

Robert J. Merrick	64	Executive Vice President and Chief Investment Officer	Executive Vice President June 1998; Chief Investment Officer August 2006

Stephen J. Bacica(1)	38	Executive Vice President and CFO	November 2008 (Senior Vice President and Chief Accounting Officer May 2008–November 2008)

Samuel G. Rubenstein(2)	47	Executive Vice President and General Counsel	February 2000 (Corporate Secretary February 2000–June 2008 and Chief Compliance Officer February 2000–September 2006 and February 2008–June 2008)

William B. Ford(3)	46	Senior Vice President and Managing Director	Senior Vice President August 2006 (Vice President April 2004–August 2006); Managing Director 2004

Robert L. Marcotte(4)	50	Senior Vice President and Managing Director	Senior Vice President March 2006; Managing Director August 2002

Derek R. Thomas(5)	41	Executive Vice President, Risk Management and Underwriting	August 2006 (Director of Sponsorship and Underwriting November 2001–August 2006)

Tod K. Reichert(6)	47	Senior Vice President, Chief Compliance Officer and Corporate Secretary	June 2008

(1)	Stephen J. Bacica has served as our Executive Vice President and Chief Financial Officer since November 2008. From May 2008 until November 2008, he served as Senior Vice President and Chief Accounting Officer. Prior to joining us in May 2008, Mr. Bacica served as Vice President, Accounting Policy of Marriott International, Inc., or Marriott, from April 2006 to May 2008. Mr. Bacica also served as Senior Director, Accounting Policy of Marriott from July 2004 to April 2006 and as Director, Accounting Policy of Marriott from May 2002 to July 2004. Prior to his employment with Marriott, Mr. Bacica was employed by PricewaterhouseCoopers LLP, where he served in the positions of Audit Manager, Senior Associate and Associate, and by the SEC, where he served in the positions of Senior Staff Accountant and Staff Accountant. Mr. Bacica is a Certified Public Accountant and holds a B.S. in Accounting from Saint Joseph’s University.
(2)	Samuel G. Rubenstein has served as our Executive Vice President, General Counsel since February 2000. He has also served as our Corporate Secretary from February 2000 until June 2008 and our Chief Compliance Officer February 2000 until September 2006 and from February 2008 until June 2008. From 1993 to 2000, Mr. Rubenstein was employed at Bryan Cave, LLP, a law firm, where he was a partner since 1996.
(3)	William B. Ford has served as one of our Managing Directors since April 2004. He has been a Senior Vice President since August 2006 and was a Vice President from April 2004 until August 2006. From November 1997 to April 2004, Mr. Ford was a Managing Director at Perseus, LLC, a private equity fund. Previously he was a Vice President with Butler Capital Corporation.
(4)	Robert L. Marcotte has served as one of our managing directors since August 2002. He has been a senior vice president since March 2006 and a vice president from August 2002 until March 2006. Prior to joining MCG in 2002, Mr. Marcotte was Chief Financial Officer for Aleron, Inc., a wholesale internet access and network services provider. Formerly, he served as vice president in the corporate finance department of the investment banking division of Goldman Sachs & Co.
(5)	Derek R. Thomas has served as our Executive Vice President, Risk Management and Underwriting since August 2006 and as Director of Sponsorship and Underwriting from November 2001 until August 2006. From March 2006 until August 2006, Mr. Thomas was one of our Senior Vice Presidents, and he was one of our Vice Presidents from November 2001 until March 2006. Mr. Thomas has been employed by us since 1998.
(6)	Tod K. Reichert has served as our Senior Vice President, Chief Compliance Officer and Corporate Secretary since June 2008. Prior to joining us, from January 2001 to June 2008, Mr. Reichert served as counsel in the Corporate Practice Group at WilmerHale where he practiced general corporate and securities law, with an emphasis on public offerings, venture capital transactions and mergers and acquisitions for clients in a various industries and sectors, including biotechnology, pharmaceutical, software, emerging technologies and financial services. Prior to joining WilmerHale, Mr. Reichert was associated with Buchanan Ingersoll. Mr. Reichert received his J.D. from the Rutgers University School of Law—Newark and his BFA from the University of North Carolina.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The following compensation discussion and analysis provides a description of our compensation program, the components of our compensation and the compensation-related decisions made with respect to our Chief Executive Officer, or CEO, Chief Financial Officer, or CFO, and our three most highly compensated executive officers for Fiscal 2008 as set forth below:

•	Steven F. Tunney, President and CEO;

•	Stephen J. Bacica, Executive Vice President and CFO;

•	B. Hagen Saville, Executive Vice President, Business Development;

•	Samuel G. Rubenstein, Executive Vice President and General Counsel; and

•	William B. Ford, Senior Vice President and Managing Director.

These employees, together with Michael R. McDonnell, our former Chief Operating Officer, Executive Vice President and CFO, who resigned as of November 7, 2008, are referred to in this proxy statement as our “Named Executive Officers” or “NEOs” for Fiscal 2008. We have included detailed compensation information relating to these individuals in the Executive Compensation Tables below. As used in this “Compensation Discussion and Analysis” section, the term “Committee” or “Compensation Committee” means the Compensation Committee of the MCG board of directors.

Fiscal 2008 — A Look Back

During Fiscal 2008, MCG faced a number of challenges, some of which were directly attributable to the deterioration in the U.S. economic environment. In late 2007 and throughout 2008, the financial services industry specifically, and the securities markets generally, were adversely affected by declining asset values, defaults on mortgages and consumer loans, and a lack of investor confidence, all of which combined to increase credit default swap spreads, cause rating agencies to lower credit ratings, and otherwise increase the cost and decrease the availability of liquidity, despite significant declines in Federal Reserve borrowing rates and other government actions. These market conditions led to the failure or merger of a number of prominent financial institutions.

Our 2008 business plan assumed that we would have access to the credit and equity markets and be able to monetize several equity investments. While we were able to accomplish some capital market initiatives at the beginning of 2008, they were completed with lower than expected proceeds and at higher than expected costs. Due to the worsening economic climate, we had to revise our plans, assuming that we would not access the capital markets during the second half of 2008 and into 2009 and that potential monetizations would be reduced significantly. While the market was extremely difficult and we were forced to record valuation write-downs on our portfolio, we did manage our liquidity and BDC asset coverage ratio effectively through targeted portfolio monetizations during the latter part of 2008. Our principal focus became (i) the opportunistic monetization of certain debt and equity investments in our portfolio so as to deleverage our balance sheet and build cash reserves and (ii) renegotiating critical amendments to our borrowing facilities to relax key covenant requirements and modify certain cross-default provisions. We also implemented a number of actions to strengthen our capital base and to preserve our liquidity, including suspending dividend payments for the second half of 2008, reducing our headcount by 27% and cutting general and administrative expenses. However, as of December 31, 2008, our stock was trading at $0.71 per share, or 8.1% of net asset value.

In light of this difficult economic environment and partly due to matters within our control, our performance in Fiscal 2008 did not meet our plans or expectations. As a result of our Fiscal 2008 performance, none of our Named Executive Officers received a restricted stock award for 2008 performance, no restrictions were permitted to lapse with respect to performance-based restricted stock previously awarded to our Named Executive Officers and none of our Named Executive Officers received a bonus payout under our annual incentive cash bonus program for 2008; two NEOs did receive bonus compensation under our 2008 Retention Program, see “2008 Retention Program” below for details. Consequently, actual total direct compensation paid to our Named Executive Officers for Fiscal 2008 fell below 2008 target levels.

Peer Group Selection and Benchmarking

Historical Analysis — 2007

During 2007, in order to assess the competitiveness of our executive compensation levels, the Committee retained Frederic W. Cook & Co., Inc., or Frederic Cook, to develop a comparative group of publicly-traded companies and to perform analyses of competitive performance and compensation levels. This comparative group included four other BDCs, six real estate investment trusts, or REITs, and two other specialty finance companies. Mortgage REITs were included because they are a form of specialty finance company and they have similar distribution requirements to BDCs, that impact their pay models, particularly with regard to equity compensation.

The specific “peer companies” evaluated included:

BDCs	REITs	Specialty Finance Companies
Allied Capital Corporation	Capital Trust, Inc.	Financial Federal Corp.

American Capital Strategies, Ltd.	CapitalSource Inc.	GATX Corp.

Hercules Technology Growth Capital, Inc.	iStar Financial, Inc.

Patriot Capital Funding, Inc.	NovaStar Financial Inc.

RAIT Financial Trust

Redwood Trust, Inc.

At the time the analysis was conducted, MCG ranked above the median of the comparative group in market capitalization, at median in net income, and in the lower quartile in assets, sales and number of employees. In terms of one-year performance measures, MCG ranked below median in annual revenue, revenue growth, total assets and employees and above median in net income, net income growth, annualized total stockholder return, return on average equity and market capitalization. Although each of the identified companies was not exactly comparable in terms of size, scope and operations, the Compensation Committee believed that these companies provided a good representation of competitive compensation levels for our executives and were the most relevant companies with publicly-available executive compensation data.

The Committee reviewed the comprehensive report prepared by Frederic Cook and designed a program that the Committee believed at the time was appropriate, fair and competitive, focusing more on affordability and internal equity considerations, rather than on external market competitiveness. With respect to the compensation of Mr. Ford, the Committee used compensation information from McLagan Partners, Inc. to establish the appropriate level of base salary, annual cash bonus and long-term incentive compensation.

Based on a review of a blend of market data and proxy data from a positional perspective, Frederic Cook concluded that, in the aggregate, the base salaries of our NEOs plus their target bonuses resulted in total annual cash compensation at approximately the market median.

It was the Committee’s belief that the base salaries of our NEOs should be targeted between the median and the 75th percentile of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies.

Historically, our annual incentive cash bonuses had been based on the Compensation Committee’s discretionary assessment of the performance of the Company and each NEO, with input from the CEO for NEOs other than himself. Whereas our historical cash bonus program had been primarily linked to individual performance, the survey data showed that (i) most short-term incentive programs weighted corporate performance as approximately 60% of the bonus opportunity, (ii) 98% of these programs used a percentage of salary as the basis for determining target bonuses and (iii) almost all companies paid bonuses annually with awards paid for the prior twelve months of performance. With that data as a backdrop, for 2007, each NEO, other than Mr. Ford, was eligible for bonuses ranging from 0% to 200% of base salary, with a target bonus of 100% of base salary, pursuant to employment agreements between the Company and the applicable NEO. Mr. Ford was eligible for a 2007 bonus that ranged from 50% to 200% of his base salary, with a target bonus of 150% of his base salary. The Compensation Committee considered personal performance achievements in the determination of bonuses for fiscal 2007, as well as company performance, based upon a comparison of actual performance to budgeted performance, giving greater weight to corporate goals.

The 2007 base salaries and the annual incentive cash bonuses for 2007 performance (paid in early 2008) for each of our NEOs were as follows:

Name	2007 Base Salary ($)	2007 Annual Incentive Cash Bonus ($)
Steven F. Tunney President and CEO	500,000	339,000

Stephen J. Bacica(1) Executive Vice President and CFO	—	—

Michael R. McDonnell Former Chief Operating Officer, Executive Vice President and CFO	400,000	320,000

B. Hagen Saville Executive Vice President, Business Development	425,000	384,000

Samuel G. Rubenstein Executive Vice President and General Counsel	375,000	165,000

William B. Ford Senior Vice President and Managing Director	325,000	642,640

(1)	Mr. Bacica became our Executive Vice President and CFO in November 2008.

With respect to restricted stock awards, during 2007, the Committee compared total direct compensation for our NEOs to the competitive market, assuming that initial restricted stock awards would be annualized over a multi-year period. To do this, the Committee projected forward for two years (2008-2009), calculating a modest level of additional annual awards in each of Fiscal 2007, 2008 and 2009.

The Committee also analyzed:

•	estimates of the compensation expense, in particular the stock-based compensation expense under SFAS 123(R);

•	the number of shares that would be consumed from our restricted stock plan;

•

historical and prospective total compensation and benefits expense as a percentage of revenue and total assets, and compared this to our estimate of the same ratios for our direct peers, where such information was available; and

•	the apportionment of restricted stock awards and incentive compensation between our NEOs, senior investment professionals and all other staff over the four year period ended December 31, 2007.

In 2006 and 2007, we made awards of restricted stock to Messrs. Tunney, Saville, McDonnell and Rubenstein, which were intended to be front-loaded, multi-year awards and were intentionally larger than normal annual awards. These awards were made to provide these executives with strong incentives to create stockholder value over a multi-year period. It was the Committee’s belief that such awards would better align the interests of these executives with our stockholders, given that prior to such awards, the last time equity compensation was awarded was in 2001.

With respect to the initial awards to Messrs. Tunney (225,000 shares) and Saville (200,000 shares), forfeiture provisions lapse with respect to 60% of the shares on a quarterly basis beginning on December 31, 2006 and ending on December 31, 2009, subject to the executive’s continued employment, which we refer to as the time-based shares, and with respect to 40% of the shares on an annual basis beginning February 28, 2007 and ending on February 28, 2010, subject to the executive’s continued employment and the achievement of performance milestones determined by our board of directors, which we refer to as the performance-based shares. The performance criteria adopted by our board of directors are the same corporate governance and financial performance goals adopted with respect to annual incentive cash bonus awards. Forfeiture provisions lapse with respect to the percentage of performance-based shares equal to the percentage of the NEOs base salary paid to him as a bonus award, not to exceed 100% of the performance-based shares. When payable, dividends are paid on a current basis in cash on the unvested time-based shares. Dividends accrue on the performance-based shares while such shares are forfeitable but still held by the executive; however, the executive is not entitled to receive dividends on the performance-based shares if the performance-based forfeiture conditions are not met, unless the performance-based shares become non-forfeitable by action of our board of directors or the Compensation Committee. 22,500, 15,255 and none of Mr. Tunney’s performance-based shares became free from forfeiture in February 2007, 2008 and 2009, respectively, and 20,000, 18,071 and none of Mr. Saville’s performance-based shares became free from forfeiture in February 2007, 2008 and 2009, respectively.

Pursuant to his amended and restated employment agreement, we awarded Mr. McDonnell 160,000 shares of restricted stock on November 21, 2006. Under the terms of Mr. McDonnell’s employment agreement, 60,000 of the shares of restricted stock became non-forfeitable on the date of grant, 50,000 shares of restricted stock became non-forfeitable on September 1, 2007 and the remaining 50,000 shares of restricted stock became non-forfeitable on September 1, 2008.

Pursuant to his employment agreement, we awarded Mr. Rubenstein 150,000 shares of restricted stock during 2007. Forfeiture provisions lapse with respect to these shares on a quarterly basis beginning on March 31, 2007 and ending on December 31, 2009, subject to Mr. Rubenstein’s continued employment with us.

In early 2007, we awarded Mr. Ford an aggregate of 83,300 shares of restricted stock. Forfeiture provisions lapse with respect to these shares on a quarterly basis beginning on March 31, 2007 and ending on December 31, 2010, subject to Mr. Ford’s continued employment with us.

Fiscal 2008

As discussed above, the Compensation Committee has historically sought to set the base salary and total compensation of our Named Executive Officers in relation to compensation payable to executive officers at companies with which we are competitive for personnel. For Fiscal 2008, however, because of the dislocation of the financial markets and the decline in the general U.S. economy, the Committee delayed its decision to conduct any formal analysis of our compensation program. As the year progressed, the Committee realized that setting meaningful incentive targets for the compensation of our NEOs was elusive because our traditional Company performance measures, such as portfolio growth, earnings per share, dividend distributions and stockholder returns were dropping or being eliminated. In early August 2008, our board of directors approved a plan to reduce our workforce by 27%, bringing our headcount to 74 employees, and eliminated bonus compensation for all of our NEOs, with the exception of Mr. Ford. Also in August, our board of directors and the Committee, with the assistance of Frederic Cook, designed a retention program for our remaining employees. As discussed below, the 2008 Retention Program was predominantly focused on our general employee base and, at the time, one of our Named Executive Officers; Mr. Bacica was subsequently appointed as our Executive Vice President and CFO in November 2008.

2008 Retention Program

On August 6, 2008, our board of directors approved the MCG Capital Corporation Retention Program, or the 2008 Retention Program, for the benefit of our employees, including one of our Named Executive Officers, William Ford. The 2008 Retention Program was designed to provide eligible employees with certain incentives related to their past service and continuing employment with MCG. The 2008 Retention Program consisted of an aggregate of (i) $3.35 million in cash (approximately $2.7 million of which was awarded in August 2008 and approximately $650,000 of which was available to be awarded in early 2009 after the Company’s year-end results for 2008 were determined, $368,000 of which was awarded to employees in March 2009) and (ii) up to 735,000 shares of restricted common stock.

Retention Payments Under the 2008 Retention Program

Under the 2008 Retention Program, each eligible employee was awarded a cash payment, each a Retention Payment, representing a specified percentage of each such eligible employee’s annual cash bonus target for Fiscal 2008. Each Retention Payment is payable to each eligible employee in three equal installments on each of March 31, 2009, June 30, 2009 and September 30, 2009, subject to continued employment with MCG.

Restricted Stock Awards Under the 2008 Retention Program

Additionally, pursuant to the 2008 Retention Program, specified eligible employees were awarded shares of restricted common stock under the MCG Capital Corporation Amended and Restated 2006 Employee Restricted Stock Plan, each, a Retention Stock Award. The forfeiture provisions with respect to 100% of the shares of restricted common stock subject to each Retention Stock Award shall lapse on March 31, 2011.

NEO Participation in the 2008 Retention Program

Pursuant to the terms and conditions of the 2008 Retention Program, on August 6, 2008, the Compensation Committee awarded Mr. Ford (i) a cash payment of $140,000, which shall be paid in three equal installments on each of March 31, 2009, June 30, 2009 and September 30, 2009, subject to Mr. Ford’s continued employment with MCG, and (ii) 50,000 shares of restricted common stock that shall vest on March 31, 2011. In addition, on August 6, 2008, the Compensation Committee awarded Mr. Bacica, who was then serving as our Chief Accounting Officer, (i) a cash payment of $102,500, which shall be paid in three equal installments on each of March 31, 2009, June 30, 2009 and September 30, 2009, subject to Mr. Bacica’s continued employment with MCG, and (ii) 25,000 shares of restricted common stock that shall vest on March 31, 2011.

Internal Equity Considerations

In making compensation decisions, the Committee seeks to promote teamwork among, and high morale within, our senior management team, including the Named Executive Officers. While the Committee does not use any quantitative formula or multiple for comparing or establishing compensation for the senior management team, it is mindful of internal pay equity considerations, and assesses the relationship of the compensation of each executive to other members of the senior management team. The Committee also considers the relative portion of equity awards made to the senior management team in a fiscal year to awards made to non-executive employees eligible for such awards.

Minimum Stock Ownership Requirements

There are no minimum stock ownership guidelines for our Named Executive Officers or employees, although our senior management team members are encouraged and expected to have a significant direct interest in the value of our common stock through open market purchases and/or receipt of equity awards. We disfavor hedging transactions that limit or eliminate the economic risk to our executives and directors of owning our stock and, to our knowledge, no such arrangements are currently outstanding. Our insider trading policy prohibits any short sales of our securities or purchases or sales of puts, calls or other derivative securities based on our securities.

Determining Executive Compensation (Roles and Process)

Utilizing the philosophy outlined above, our Compensation Committee determines the parameters of the executive compensation program, including appropriate target levels and performance measures, and administers our executive compensation program. This section discusses, in greater detail, the roles and processes underlying the application of our executive compensation philosophy.

Role of CEO in Compensation Decisions

Historically, the CEO’s role in the compensation process has begun with the establishment of our corporate and business performance objectives against which the payment of annual incentive cash bonus awards were measured. Our CEO, together with our executive team, discussed and formulated annual corporate and business goals. These goals were presented to our Compensation Committee who refined the goals and recommended them for approval by our board of directors. The CEO’s role in the compensation process continued with his review of our Named Executive Officers. Our CEO elicited self evaluations from each of our Named Executive Officers. The CEO then assimilated the content from these evaluations into formal written evaluations of each Named Executive Officer, documenting each Named Executive Officer’s performance during the year, detailing accomplishments, areas of strength and areas for development. The CEO then sat down with each Named Executive Officer and reviewed their respective evaluations. The CEO then worked directly with our Vice President, Human Resources to provide comprehensive recommendations for salary increases, individual components of annual incentive cash bonus awards and equity awards for each of our Named Executive Officers. These recommendations were presented to, reviewed by and ultimately approved by our Compensation Committee and our board of directors.

At the request of the Compensation Committee, our CEO attends all or portions of periodic meetings of the Compensation Committee, but does not attend portions of any meeting in which the Compensation Committee discusses his compensation or performance. In addition, our Compensation Committee reviews the recommendations from our CEO with respect to executive compensation trends among financial services companies, including the overall blend of salary, bonus and equity compensation within such group and his recommendations pertaining to our executive compensation program.

Role of the Compensation Committee

Our Compensation Committee recognizes the importance of maintaining sound principles for the development and administration of our compensation program which is intended to strengthen the link between executive pay and performance. The Compensation Committee, in accordance with its written charter, oversees all aspects of our director, officer and other executive compensation policies. Based on the process described in “Role of CEO in Compensation Decisions,” the CEO, together with our Vice President, Human Resources, has made a recommendation to the Compensation Committee with respect to each Named Executive Officer’s compensation, except his own. Named Executive Officers do not propose or seek approval for their own compensation. The Compensation Committee has made formal recommendations to our board of directors regarding the compensation of each of these Named Executive Officers. The Compensation Committee also evaluates the CEO’s performance and determines the CEO’s compensation utilizing input from our board of directors.

Role of External Advisors

To assist the Compensation Committee in discharging its responsibilities, in August 2008, our Compensation Committee retained an independent compensation consultant, Frederic Cook, to review and make recommendations regarding the 2008 Retention Program. Frederic Cook provided research regarding best practices, advice on the appropriate strategic use of reward vehicles and advised on the use of restricted stock for key talent. As part of this process, members of the Compensation Committee reviewed materials provided by, and had the opportunity to meet independently with, Frederic Cook at anytime throughout the year to discuss our executive compensation and to receive input and advice. Any written reports or memoranda provided by Frederic Cook are provided to the Compensation Committee. As compensation for services in 2008, we paid Frederic Cook a total of $10,384. Frederic Cook reported directly to the Compensation Committee and did not provide any other services to us other than those described in this section.

We did not retain any other compensation consultant to review our policies and procedures relating to executive compensation during 2008; however, we participated in a compensation study conducted by McLagan Partners, Inc. during 2008, the results of which were provided to us but were not used by our Compensation Committee in determining executive compensation during 2008. We expect that from time to time our Compensation Committee will engage one or more consultants to provide advice and resources.

Elements of Compensation

Our compensation program is designed to reward each Named Executive Officer based upon a combination of corporate and individual performance. Corporate performance is generally evaluated by reviewing the extent to which strategic goals are met, including the achievement of: specified operational and financial goals; specific commercial or compliance milestones; and business development initiatives. We generally evaluate individual performance by reviewing the extent to which individual performance facilitated the achievement of the corporate and business goals discussed above.

The compensation package offered to each Named Executive is comprised of a combination of:

•	base salary;

•	annual incentive cash bonus awards;

•	annual equity awards;

•	other benefits, such as health, dental, disability and life insurance; and

•	severance and change of control payments.

We maintain broad-based benefits that are provided or offered to eligible employees, including comprehensive medical, dental and vision insurance, group term life insurance, business travel accident insurance, short term disability insurance, long term disability insurance, flexible spending reimbursement accounts and a 401(k) plan. Our Named Executive Officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

Base Salary

Base salaries are established for our Named Executive Officers at levels that are intended to reflect the scope of each Named Executive’s industry experience, knowledge and qualifications, salary levels in effect for comparable positions within peer companies within our industry and internal comparability considerations. We believe that base salaries are a fundamental element of our executive compensation program. Base salaries are reviewed at least annually by our Compensation Committee, and are adjusted from time to time to ensure that our executive compensation structure remains aligned with our compensation objectives and are based upon various subjective criteria and the compensation paid by peer-group companies. Subjective performance criteria include an executive’s ability to lead through motivating and inspiring others, to demonstrate the skills necessary to perform effectively in his or her area of responsibility, to recognize and pursue new business opportunities and to initiate programs to enhance our growth and success.

During early 2008, the Compensation Committee reviewed the salaries of each of Messrs. Tunney, McDonnell, Saville, Rubenstein and Ford. In assessing the compensation adjustments, the Compensation Committee considered each NEO’s industry knowledge, experience and qualifications. The Compensation Committee determined that each NEO should remain between the median and the market 75th percentile competitive range. In connection with Mr. Bacica’s promotion in November 2008, his base salary was increased from $205,000 to $350,000.

The salaries of the Named Executive Officers were reviewed at the February 18, 2008 meetings of the Compensation Committee and our board of directors. At those meetings, the Compensation Committee recommended, and our board of directors approved, salary increases for our CEO and the other Named Executive Officers. The following table sets forth the base salary of each of our Named Executive Officers (excluding Mr. Bacica) for Fiscal 2007 and Fiscal 2008, including the percentage increase year over year:

Name	2007 Base Salary ($)	2008 Base Salary ($)	Percentage Increase 2007 Versus 2008 (%)(2)
Steven F. Tunney President and CEO	500,000	522,000	4.4

Michael R. McDonnell(1) Former Chief Operating Officer, Executive Vice President and Chief Financial Officer	400,000	416,000	4.0

B. Hagen Saville Executive Vice President, Business Development	425,000	445,000	4.7

Samuel G. Rubenstein Executive Vice President and General Counsel	375,000	386,000	2.9

William B. Ford Senior Vice President and Managing Director	325,000	350,000	7.7

(1)	Mr. McDonnell resigned from the Company effective as of November 7, 2008.
(2)	Based on 2007 year-end base salary.

Annual Incentive Cash Bonus

We have historically used annual incentive cash bonuses to motivate our Named Executive Officers to achieve and exceed specified goals in a time frame that is one year in duration. In this regard, the Compensation Committee has considered performance achievements in the determination of bonuses, including Company performance, based upon a comparison of actual performance to budgeted performance, and the personal performance of each individual. The performance goals used for determining the bonuses for NEOs, with the exception of Mr. Ford, fell into three general categories:

•

Corporate Governance. Weighted 0-20%, corporate governance included communications with our board of directors, compliance with laws and regulations, business ethics, internal controls and management team development.

•	Portfolio Diversity. Weighted 0-20%, portfolio diversity included the extent to which the Company’s portfolio of investments were concentrated within particular industries.

•

Financial Performance of the Company. Weighted 0-160%, financial performance of the Company included earnings per share, distributable net operating income per share, return on average equity, net income and distributable net operating income plus net realized gains for the current year and for a trailing three-year period as compared to the budgeted amounts for the relevant period.

In addition to the above, the Compensation Committee was empowered to make additional discretionary allocations based on market conditions and discretionary metrics.

For fiscal year 2008, due to the state of the financial markets and the decline in the general U.S. economy, the Compensation Committee delayed its decision to set performance goals for 2008 annual incentive cash bonuses. As the year progressed, the Committee realized that setting incentive targets for the annual incentive cash bonuses of our NEOs was ineffectual because many of our traditional Company performance measures were declining and/or volatile. In early August 2008, our board of directors decided to eliminate bonus compensation for all of our NEOs for fiscal 2008, with the exception of Mr. Ford. Mr. Ford, who serves as one of our managing directors, was included in the 2008 Retention Program because his role in our business development group and his attendant related portfolio management responsibilities differ from our other executive officers who are focused predominantly on operations.

Equity Awards

Compensation for employees, including executive officers, also includes awards of restricted stock. We believe that the particular characteristics of our business, our dependence on key personnel to conduct our business effectively and the highly competitive environment in which we operate require the use of equity-based compensation for our personnel.

Relative to other forms of equity-based compensation, we believe restricted stock allows us to:

•	align our business plan, stockholder interests and employee concerns;

•	manage dilution associated with equity-based compensation; and

•	match the return expectations of the business more closely with our equity-based compensation plan.

We believe restricted stock motivates performance that is more consistent with the type of return expectations that we have established for our stockholders. Shares of restricted stock that are subject to forfeiture provisions allow us to set objectives and provide meaningful rewards over time to employees.

Executives who join us are awarded shares of restricted stock. The size of an initial award is generally intended to reflect the level of the employee’s position with us. The forfeiture restrictions governing initial restricted stock awards typically lapse on a quarterly basis over a four-year period. Annual performance awards are also made pursuant to a pre-set range approved by our board of directors and set forth on a matrix that is generally intended to reflect the level of the employee’s position with us as well as an individual’s performance relative to his or her goals and other employees at the same performance and position level. These restricted stock awards are typically made annually in conjunction with the review of individual performance. This review generally takes place at the beginning of each fiscal year for performance in the previous year, and is reviewed and awarded annually just after the regularly scheduled meeting of the Compensation Committee following completion of Company-wide performance reviews. Forfeiture restrictions governing performance awards also typically lapse quarterly over a four-year period.

We provide long-term incentive compensation to our NEOs and other employees through our Amended and Restated 2006 Employee Restricted Stock Plan, which we refer to as the 2006 Employee Restricted Stock Plan. As a BDC, we must comply with the requirements of the 1940 Act, which imposes certain requirements on the structure of our compensation programs, including limitations on our ability to issue equity-based compensation to our employees and directors. Our stockholders approved the 2006 Employee Restricted Stock Plan at our 2006 Annual Meeting of Stockholders. On April 4, 2006, the SEC granted us an order authorizing the issuance of restricted stock to our employees. Awards under the 2006 Employee Restricted Stock Plan will comply with all aspects of the SEC’s order, including the following:

•	no one person may be granted awards totaling more than 25% of the shares available;

•	in any fiscal year, no person may be granted awards in excess of 500,000 shares of our common stock; and

•

the total number of shares that may be outstanding as restricted shares under all of our compensation plans may not exceed 10% of the total number of our shares of common stock authorized and outstanding at any time.

The restricted stock awarded under the 2006 Employee Restricted Stock Plan is subject to restrictions on transferability and other restrictions as required by the Compensation Committee from time to time. Except to the extent restricted under the terms of the 2006 Employee Restricted Stock Plan, a participant granted an award will have all the rights of any other stockholder, including the right to vote the restricted stock and the right to receive dividends. During the restriction period prior to the lapse of applicable forfeiture provisions, the restricted stock generally may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the participant. Except as our board of directors or the Compensation Committee otherwise determines, if we terminate a 2006 Employee Restricted Stock Plan participant’s employment during the restriction period, he or she will forfeit any restricted stock for which forfeiture provisions had not yet lapsed as of the date terminated.

Our board of directors may modify, revise or terminate the 2006 Employee Restricted Stock Plan at any time and from time to time, subject to the terms of:

•	the SEC’s order;

•	our certificate of incorporation and bylaws; and

•	applicable law.

Our board of directors will seek stockholder approval of any action modifying a provision of the 2006 Employee Restricted Stock Plan when it determines that such stockholder approval is appropriate under the provisions of applicable law, our certificate of incorporation or bylaws, or the SEC order.

For Fiscal 2007 performance, our Compensation Committee approved annual restricted stock awards to all of our employees, including our Named Executive Officers, based on each individual executive’s level of responsibility and perceived overall contribution to the generation of stockholder value. We do not use a quantitative formula to relate restricted stock awards to the degree to which an individual achieved his or her goals for a particular year. Goal achievement and non-goal specific activities are factored into making the assessment of an executive’s overall contribution. We intend that the annual aggregate value of awards to executives will be set near competitive levels for companies represented in the compensation data we review.

The equity awards of the Named Executive Officers were reviewed at the February 18, 2008 meetings of the Compensation Committee and our board of directors. At those meetings, the Compensation Committee recommended, and our board of directors approved, restricted stock awards for the 2007 performance of our CEO and the other Named Executive Officers. The following table sets forth the number of shares of restricted common stock awarded to each of our Named Executive Officers (excluding Mr. Bacica) for Fiscal 2007 and Fiscal 2008 performance:

Name	Shares of Restricted Common Stock Awarded for 2007 Performance (#)(1)	Shares of Restricted Common Stock Awarded for 2008 Performance (#)(2)
Steven F. Tunney President and CEO	30,000	—

Michael R. McDonnell Former Chief Operating Officer, Executive Vice President and Chief Financial Officer	17,500	—

B. Hagen Saville Executive Vice President, Business Development	20,000	—

Samuel G. Rubenstein Executive Vice President and General Counsel	12,500	—

William B. Ford Senior Vice President and Managing Director	25,000	—

(1)	These shares of common stock are subject to a restricted stock agreement, pursuant to which the forfeiture restrictions relating to 6.25% of such shares lapse quarterly over a four-year period.
(2)	The Compensation Committee determined that none of the NEOs will receive an annual award of restricted stock for fiscal 2008 performance.

In addition, during 2008, the Compensation Committee recommended, and our board of directors approved, restricted stock awards for the Named Executive Officers listed below as follows:

Name	Shares of Restricted Common Stock (#)	Date of Award	Reason for Award
Michael R. McDonnell Former Chief Operating Officer, Executive Vice President and Chief Financial Officer	150,000(1)	4/30/2008	Execution of new employment agreement

Stephen J. Bacica(2) Executive Vice President and CFO	5,000 25,000 100,000	7/1/2008 8/6/2008 11/7/2008	Commencement of employment 2008 Retention Program Promotion to CFO

William B. Ford Senior Vice President and Managing Director	50,000	8/6/2008	2008 Retention Program

(1)	All such shares were forfeited when Mr. McDonnell resigned from the Company effective November 7, 2008.
(2)	Mr. Bacica became our Executive Vice President and CFO on November 7, 2008.

Timing of Stock Awards

We will not time or select the dates of any stock award in coordination with our release of material non-public information, nor will we have any program, plan or practice to do so. The Compensation Committee has adopted the following specific policies regarding stock-based awards for our executive officers and employees:

New Hire Awards

The date of all awards to newly-hired executive officers and employees is the first day of the calendar quarter after the date on which the individual commences employment with us (or the next succeeding business day that the NASDAQ Stock Market is open).

Annual Awards

The annual equity award date for all eligible employees, including the Named Executive Officers, is a date following the regularly scheduled meeting of the Compensation Committee following completion of Company-wide performance reviews. The award date timing is driven by the fact that it coincides with our calendar-year-based performance management cycle, allowing us to deliver the equity awards close in time to performance appraisals, which increases the impact of the awards by strengthening the link between pay and performance. The annual equity award to non-employee members of our board of directors who are eligible for such awards, is the date of our annual general meeting each calendar year.

Other Awards

All other awards granted to executive officers and employees throughout the year, referred to as “off-cycle awards,” are made outside of the quarterly and annual blackout periods under our insider trading policy.

Other Elements of Compensation and Perquisites

In order to attract, retain and pay market levels of compensation, we provide our executive officers and other employees the following benefits and perquisites:

Medical Insurance

We provide to each Named Executive Officer, their spouses, domestic partners and children, health, dental and vision insurance coverage that we may from time to time make available to other employees. We pay a portion of the premiums for this insurance for all employees.

Life, Disability and Other Insurance

We provide each Named Executive Officer group term life insurance, business travel accident insurance, short term disability insurance and long term disability insurance that we may from time to time make available to other employees. We pay a portion of the premiums for this insurance for all employees, except long term disability insurance, which is paid by our employees.

Defined Contribution Plan

We offer a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, a tax-qualified retirement plan, to eligible employees. The 401(k) Plan permits eligible employees to defer between 1% and 60% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. In any plan year, we will contribute to each participant a matching contribution equal to 50% of the first 6% of the participant’s compensation that he or she has contributed to the plan. Company contributions vest annually on a straight line basis over the employee’s first five years of employment. All of our Named Executive Officers participated in the 401(k) Plan during fiscal 2008 and received matching contributions.

Non-Qualified Deferred Compensation Plan

We also maintain a non-qualified deferred compensation plan that allows eligible employees classified as a principal, managing director, senior vice president, executive vice president, president or chief executive officer, to defer payment of up to 50% of their base salary and up to 100% of cash bonus into an interest-bearing account. Interest is compounded quarterly at our cost of funds rate plus 200 basis points. No employer contributions are provided. For 2008, Messrs. Tunney and Rubenstein opted to defer portions of their compensation under the non-qualified deferred compensation plan.

Other

We make available certain other perquisites or fringe benefits to all eligible employees, including the Named Executive Officers, such as parking fees, transit fees, professional society dues, cell phones and blackberries and participation in official company functions.

Severance and Change of Control Benefits

Pursuant to employment agreements we entered into with Messrs. Tunney, Saville, Rubenstein and Bacica, these Named Executive Officers are entitled to certain benefits in the event of the termination of their employment under specified circumstances, including termination without cause and for good reason and following a change of control of MCG. Mr. Ford is party to a letter agreement that provides for specified benefits upon a termination without cause.

We believe that severance protections, particularly in the context of a change of control transaction, can play a valuable role in attracting and retaining executive officers, are an important part of an executive’s compensation and are consistent with competitive practices. Accordingly, we provide such protections for our Named Executive Officers and certain other executive officers. We believe that the occurrence, or potential occurrence, of a change of control will create uncertainty regarding the continued employment of our Named Executive Officers. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the captions “ — Employment, Severance and Change of Control Arrangements” and “ — Potential Termination and Change of Control Payments for Messrs. Tunney, Bacica, Saville, Rubenstein and Ford” below.

Tax and Accounting Considerations

It is generally our policy to qualify compensation paid to executive officers for deductibility under section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits us from deducting the compensation of certain executive officers that exceeds $1,000,000 unless that compensation is based on the satisfaction of objective performance goals. Although we generally are not subject to corporate income taxes, because we have elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code, Section 162(m)

impacts the calculation of taxable income, 90% of which we are required to distribute through dividends. Generally, however, we do not believe Section 162(m) deductibility has a material impact on stockholder value. The Compensation Committee will try to preserve the deductibility of compensation, to the extent reasonably practical and to the extent consistent with its other compensation objectives, but in some cases may make performance-based awards not exempt from these limits where such awards are appropriate and will not have a material impact on stockholder value.

We account for equity compensation paid to our employees under the rules of Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment, referred to as SFAS 123(R), that requires us to measure and recognize compensation expense in our financial statements for all share-based payments based upon an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued.

Non-Employee Director Compensation

Non-employee director compensation is set by our board of directors at the recommendation of the Compensation Committee. In developing its recommendations, the Compensation Committee was guided by the following goals: compensation should fairly pay directors for work required in a company of our size and scope; compensation should align directors’ interests with the long-term interest of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. Our board of directors has determined that each non-employee director should receive an annual retainer and a fee for each committee on which the non-employee director served. Our chairman and the chair of the audit committee also receive a fee for serving in such positions. Our board of directors also approved reimbursement to directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the board of directors and other Company business during 2008.

Upon re-election at our Annual Meetings of Stockholders, each re-elected non-employee director is awarded shares of our restricted common stock.

For a further description of the compensation paid to non-management directors for 2008, see “ — Compensation of Directors.”

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer, our former Chief Financial Officer, and each of our three other most highly compensated executive officers during the fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008, or Fiscal 2006, Fiscal 2007 and Fiscal 2008. We refer to these executive officers as our “Named Executive Officers” or “NEOs” elsewhere in this proxy statement.

Name and Principal Positions(1)	Year	Salary ($)		Bonus ($)	Stock Awards(2) ($)		Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation (8) ($)	Total ($)
Steven F. Tunney President and Chief Executive Officer	2008 2007 2006	518,333 500,000 429,167		— — —	794,603 1,735,134 905,118		— 339,000 500,000	2,571 1,451 —	182,796 378,173 77,688	1,498,303 2,953,758 1,911,973

Stephen J. Bacica Executive Vice President and Chief Financial Officer	2008	149,405	(5)	25,000(6)	27,948		—	—	4,131	206,484

Michael R. McDonnell Former Chief Operating Officer, Executive Vice President and Chief Financial Officer	2008 2007 2006	339,734 400,000 382,292		— — 649,414	585,201 845,277 1,213,186	(7)	— 320,000 —	— — —	110,540 187,339 11,759	1,035,475 1,752,616 2,256,651

B. Hagen Saville Executive Vice President, Business Development	2008 2007 2006	441,667 425,000 389,583		— — —	692,446 1,573,384 725,134		— 384,000 425,000	1,493 1,996 2,174	161,943 332,993 62,708	1,297,549 2,717,373 1,604,599

Samuel G. Rubenstein Executive Vice President and General Counsel	2008 2007 2006	384,167 366,667 325,000		— — 325,000	1,019,500 1,066,601 130,108		— 165,000 —	4,992 5,898 5,454	134,466 200,032 22,515	1,543,125 1,804,198 808,077

William B. Ford Senior Vice President and Managing Director	2008 2007	345,833 325,000		—(6) 642,640	485,428 413,114		— —	— —	89,768 113,009	921,029 1,493,763

(1)	The titles noted in this table are the officers’ titles as of December 31, 2008. Mr. McDonnell resigned from the Company effective as of November 7, 2008. Mr. Bacica became our Executive Vice President and CFO on November 7, 2008.
(2)	Valuation based on the dollar amount recognized for financial statement reporting purposes pursuant to SFAS 123(R) with respect to Fiscal 2006, Fiscal 2007 and Fiscal 2008, except that such amounts do not reflect an estimate of forfeitures related to service-based vesting conditions. We arrive at these amounts by taking the compensation cost for these awards calculated under SFAS 123R on the date of award, and recognize this cost over the period in which the Named Executive Officer must provide services in order to earn the award, typically four years. The value of the stock awards reflected in this column does not include dividend payments on restricted shares. The assumptions used by us with respect to the valuation of restricted stock awards are set forth in Note 9 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. The individual awards reflected in the summary compensation table are summarized below.

Compensation expense was recognized in our Fiscal 2006, Fiscal 2007 and Fiscal 2008 financial statements for the following awards of restricted stock to the Named Executive Officers:

Name	Date of Award	Number of Shares Subject to Award (#)	Number of Shares Vested in 2006 (#)	2006 Expense Recognized Under SFAS 123(R) ($)	Number of Shares Vested in 2007 (#)	2007 Expense Recognized Under SFAS 123(R) ($)	Number of Shares Vested in 2008 (#)	2008 Expense Recognized Under SFAS 123(R) ($)
Steven F. Tunney	Pre-2006 9/12/06 9/12/06 2/15/07 2/28/08	178,333 135,000 90,000 4,000 30,000	35,667 10,385 — — —	714,759 190,359 — — —	17,833 41,540 22,500 1,000 —	357,379 668,087 689,598 20,070 —	4,458 41,540 15,255 1,000 5,625	— 669,917 61,528 20,070 43,088

TOTAL				905,118		1,735,134		794,603

Stephen J. Bacica	7/1/08 8/6/08 11/7/08	5,000 25,000 100,000	— — —	— — —	— — —	— — —	626 — 8,334	2,494 18,203 7,251

TOTAL				—		—		27,948

Name	Date of Award	Number of Shares Subject to Award (#)	Number of Shares Vested in 2006 (#)	2006 Expense Recognized Under SFAS 123(R) ($)	Number of Shares Vested in 2007 (#)	2007 Expense Recognized Under SFAS 123(R) ($)	Number of Shares Vested in 2008 (#)	2008 Expense Recognized Under SFAS 123(R) ($)
Michael R. McDonnell	9/12/06 9/12/06 2/15/07 2/28/08 2/28/08	60,000 100,000 2,700 17,500 150,000	60,000 — — — —	976,200 236,986 — — —	— 50,000 676 — —	— 831,730 13,547 — —	— 50,000 507 2,188 —	— 558,285 10,160 16,756 —

TOTAL				1,213,186		845,277		585,201

B. Hagen Saville	Pre-2006 9/12/06 9/12/06 2/15/07 2/28/08	138,704 120,000 80,000 2,700 20,000	27,741 9,231 — — —	555,926 169,208 — — —	13,870 36,924 20,000 676 —	277,963 593,855 688,019 13,547 —	3,468 36,924 18,071 676 3,750	— 595,482 54,692 13,547 28,725

TOTAL				725,134		1,573,384		692,446

Samuel G. Rubenstein	Pre-2006 1/12/07 2/15/07 2/28/08	32,462 150,000 2,700 12,500	6,492 — — —	130,108 — — —	3,246 50,000 676 —	65,054 988,000 13,547 —	812 50,000 676 2,346	— 988,000 13,547 17,953

TOTAL				130,108		1,066,601		1,019,500

William B. Ford	1/12/07 2/15/07 2/28/08 8/6/08	62,500 20,800 25,000 50,000	— — — —	— — — —	15,628 5,200 — —	308,750 104,364 — —	15,628 5,200 4,689 —	308,750 104,364 35,906 36,408

TOTAL				—		413,114		485,428

(3)	The amounts shown for Fiscal 2006 and Fiscal 2007 represent annual incentive cash bonus awards paid during March 2007 and February 2008 to each applicable Named Executive Officer for the achievement of specified performance objectives for such years. As a result of our Fiscal 2008 performance, none of our Named Executive Officers received a bonus payout under our annual incentive cash bonus program for such year and only Messrs. Bacica and Ford received bonus awards under our 2008 Retention Program, which are payable during 2009 (see footnote 6 below).
(4)	Mr. Tunney deferred $33,900 of his 2007 annual incentive cash bonus and Mr. Rubenstein deferred $8,250 of his 2007 annual incentive cash bonus under our deferred compensation plan.
(5)	Represents the sum of the pro-rated portion of Mr. Bacica’s annual base salary of $205,000 for his service as Chief Accounting Officer from May 19, 2008 through November 7, 2008 and the pro-rated portion of his annual base salary of $350,000 for his service as Chief Financial Officer from November 7, 2008 through year-end.
(6)	Includes a sign on bonus of $25,000 paid to Mr. Bacica in connection with the commencement of his employment in May 2008. Pursuant to the terms and conditions of the 2008 Retention Program, on August 6, 2008, our Compensation Committee awarded (i) Mr. Ford a cash payment of $140,000, which shall be paid in three equal installments on each of March 31, 2009, June 30, 2009 and September 30, 2009, subject to Mr. Ford’s continued employment with MCG, and (ii) Mr. Bacica a cash payment of $102,500, which shall be paid in three equal installments on each of March 31, 2009, June 30, 2009 and September 30, 2009, subject to Mr. Bacica’s continued employment with MCG.
(7)	The amount shown reflects the reversal of 166,829 shares of restricted stock originally awarded to Mr. McDonnell on February 15, 2007 and February 28, 2008 that were forfeited upon the separation of his employment from MCG in November 2008. Such forfeiture resulted in the full reversal of stock-based compensation expense of $144,463.
(8)	“All Other Compensation” for Fiscal 2006, Fiscal 2007 and Fiscal 2008 includes the following:

Name	Year	401(k) Employer Matching Contributions ($)	Life Insurance Premiums ($)	Dollar Value of Dividends on Stock Awards ($)	Other ($)		Total ($)
Steven F. Tunney	2008 2007 2006	6,900 6,750 6,600	1,140 950 1,428	172,506 368,223 67,410	2,250 2,250 2,250		182,796 378,173 77,688

Stephen J. Bacica	2008	3,733	398	—	—		4,131

Michael R. McDonnell	2008 2007 2006	6,900 6,750 6,600	950 998 1,428	105,081 177,341 —	(2,391 2,250 3,731	)*	110,540 187,339 11,759

B. Hagen Saville	2008 2007 2006	6,900 6,750 6,600	1,140 950 1,428	150,573 323,043 52,430	3,330 2,250 2,250		161,943 332,993 62,708

Samuel G. Rubenstein	2008 2007 2006	6,900 6,750 6,600	1,113 932 1,394	123,213 190,100 12,271	3,240 2,250 2,250		134,466 200,032 22,515

William B. Ford	2008 2007	6,900 6,750	1,140 926	79,478 103,083	2,250 2,250		89,768 113,009

*	Net of $4,266, which represents the value of paid time off taken by Mr. McDonnell in excess of earned time off.

FISCAL 2008 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding awards made to our Named Executive Officers during the year ended December 31, 2008:

Name	Type of Award (1)	Award Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards(11) ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven F. Tunney	AIBP	—	(2)	0	522,000	1,044,000	—	—	—	—	—
	RS	9/12/06		—	—	—	—	(3)	—	—	—
	RS	2/28/08	(5)	—	—	—	—	—	—	30,000	229,800
Stephen J. Bacica	RS	7/1/08	(6)	—	—	—	—	—	—	5,000	19,950
	RS	8/6/08	(7)	—	—	—	—	—	—	25,000	119,750
	RS	11/7/08	(8)	—	—	—	—	—	—	100,000	87,000
Michael R. McDonnell	AIBP	—	(2)	0	416,000	832,000	—	—	—	—	—
	RS	2/28/08	(9)	—	—		—	—	—	17,500	134,050
	RS	2/28/08	(10)	—	—	—	—	—	—	150,000	1,149,000
B. Hagen Saville	AIBP	—	(2)	0	445,000	890,000	—	—	—	—	—
	RS	9/12/06		—	—	—	—	(4)	—	—	—
	RS	2/28/08	(5)	—	—	—	—	—	—	20,000	153,200
Samuel G. Rubenstein	AIBP	—	(2)	0	386,000	772,000	—	—	—	—	—
	RS	2/28/08	(5)	—	—	—	—	—	—	12,500	95,750
William B. Ford	AIBP	—	(2)	0	525,000	700,000	—	—	—	—	—
	RS	2/28/08	(5)	—	—	—	—	—	—	25,000	191,500
	RS	8/6/08	(7)	—	—	—	—	—	—	50,000	239,500

(1)	Type of Award:

AIBP = Annual Incentive Bonus Plan

RS = Restricted Stock

(2)	Messrs. Tunney, McDonnell, Saville and Rubenstein were eligible for annual incentive cash bonuses ranging from 0% to 200% of their respective 2008 base salaries, with a target bonus of 100% of base salary, pursuant to employment agreements between us and each NEO. Mr. Ford was eligible for a bonus ranging from 50% to 200% of his base salary, with a target bonus of 150% of base salary. Pursuant to Mr. Bacica’s employment agreement with us, he was not eligible for an annual incentive cash bonus for fiscal year 2008. For fiscal year 2008, because of the state of the financial markets and the decline in the general U.S. economy, our Compensation Committee delayed its decision to set performance goals for 2008 annual incentive cash bonuses. As the year progressed, the Compensation Committee realized that setting incentive targets for the annual incentive cash bonuses of our NEOs was ineffectual because many of our traditional company performance measures were declining and/or volatile. As a result of our fiscal 2008 performance, none of our Named Executive Officers received a bonus payout under our annual incentive cash bonus program. See “Executive Compensation — Compensation Discussion and Analysis — Elements of Compensation — Annual Incentive Cash Bonus” for a discussion of this program.
(3)	Pursuant to the employment agreement between Mr. Tunney and MCG, dated September 18, 2006, as amended, Mr. Tunney was awarded 90,000 shares of restricted stock subject to performance-based forfeiture provisions. In accordance with FAS 123(R), the grant date for these shares is the date on which the performance criteria are agreed to. With respect to 45,000 shares, performance criteria were adopted on January 9, 2007. Performance criteria have not yet been adopted for the remaining 45,000 shares, therefore, for accounting purposes, these shares were not awarded during 2007 or 2008 and are not included in the table above. See Note 9 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.
(4)	Pursuant to the employment agreement between Mr. Saville and MCG, dated September 18, 2006, as amended, Mr. Saville was awarded 80,000 shares of restricted stock subject to performance-based forfeiture provisions. In accordance with FAS 123(R), the grant date for these shares is the date on which the performance criteria are agreed to. With respect to 40,000 shares, performance criteria were adopted on January 9, 2007. Performance criteria have not yet been adopted for the remaining 40,000 shares, therefore, for accounting purposes, these shares were not awarded during 2007 or 2008 and are not included in the table above. See Note 9 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.
(5)	These shares of common stock are subject to a restricted stock agreement dated April 30, 2008, pursuant to which the forfeiture restrictions lapsed as to 6.25% of the shares on June 30, 2008 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.
(6)	These shares of common stock are subject to a restricted stock agreement dated July 1, 2008, pursuant to which the forfeiture restrictions lapsed as to 6.25% of the shares on September 30, 2008 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.
(7)	These shares of common stock are subject to a restricted stock agreement dated August 6, 2008, pursuant to which the forfeiture restrictions lapse as to 100% of the shares on March 31, 2011.
(8)	These shares of common stock are subject to a restricted stock agreement dated November 7, 2008, pursuant to which the forfeiture restrictions lapse as to 8.33% of the shares at the end of each three-month period beginning on December 31, 2008.
(9)	These shares of common stock are subject to a restricted stock agreement dated April 30, 2008, pursuant to which the forfeiture restrictions were to lapse as to 6.25% of the shares at the end of each three-month period beginning on June 30, 2008. 15,312 of such shares were forfeited by Mr. McDonnell in connection with his resignation from MCG effective November 7, 2008.
(10)	These shares of common stock are subject to a restricted stock agreement dated April 30, 2008, pursuant to which the forfeiture restrictions were to lapse as to 8.33% of the shares at the end of each three-month period beginning on December 31, 2008. All of such shares were forfeited by Mr. McDonnell in connection with his resignation from MCG effective November 7, 2008.
(11)	Grant Date Fair Value computed in accordance with SFAS 123(R) represents the aggregate SFAS 123(R) values of common stock issued.

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

The following table sets forth information regarding outstanding awards of restricted stock held by our Named Executive Officers as of December 31, 2008:

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested(1) (#)	Market Value of Shares of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested(2) ($)
Steven F. Tunney	67,910(3)	48,216	52,245(9)	37,093
Stephen J. Bacica	121,040(4)	85,938	—	—
Michael R. McDonnell	— (5)	—	—	—
B. Hagen Saville	54,519(6)	38,708	41,929(10)	29,769
Samuel G. Rubenstein	61,502(7)	43,666	—	—
William B. Ford	111,955(8)	79,488	—	—

(1)	No restricted stock awards have been transferred.
(2)	The market value of shares of stock for which forfeiture restrictions had not lapsed was determined based on the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2008, which was $0.71.
(3)	41,535 of these shares of common stock are subject to a restricted stock agreement dated November 21, 2006, pursuant to which the forfeiture restrictions lapsed as to 7.69% of the aggregate number of shares subject to this award on December 31, 2006 and as to an additional 7.69% of the shares at the end of each successive three-month period thereafter, 2,000 of these shares of common stock are subject to a restricted stock agreement dated March 9, 2007, pursuant to which the forfeiture restrictions lapsed as to 6.25% of the aggregate number of shares subject to this award on March 31, 2007 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter and 24,375 of these shares of common stock are subject to a restricted stock agreement dated April 30, 2008, pursuant to which the forfeiture restrictions lapsed as to 6.25% of the aggregate number of shares subject to this award on June 30, 2008 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.
(4)	4,374 of these shares of common stock are subject to a restricted stock agreement dated July 1, 2008, pursuant to which the forfeiture restrictions lapsed as to 6.25% of the aggregate number of shares subject to this award on September 30, 2008 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter, 25,000 of these shares of common stock are subject to a restricted stock agreement dated August 6, 2008, pursuant to which the forfeiture restrictions lapse as to 100% of the shares on March 31, 2011 and 91,666 of these shares of common stock are subject to a restricted stock agreement dated November 7, 2008, pursuant to which the forfeiture restrictions lapse as to 8.33% of the aggregate number of shares subject to this award at the end of each three-month period beginning on December 31, 2008.
(5)	Mr. McDonnell forfeited 166,829 shares of restricted stock in connection with his resignation from MCG effective November 7, 2008.
(6)	36,921 of these shares of common stock are subject to a restricted stock agreement dated November 21, 2006, pursuant to which the forfeiture restrictions lapsed as to 7.69% of the aggregate number of shares subject to this award on December 31, 2006 and as to an additional 7.69% of the shares at the end of each successive three-month period thereafter, 1,348 of these shares of common stock are subject to a restricted stock agreement dated March 9, 2007, pursuant to which the forfeiture restrictions lapsed as to 6.25% of the aggregate number of shares subject to this award on March 31, 2007 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter and 16,250 of these shares of common stock are subject to a restricted stock agreement dated April 30, 2008, pursuant to which the forfeiture restrictions lapsed as to 6.25% of the aggregate number of shares subject to this award on June 30, 2008 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.
(7)	50,000 of these shares of common stock are subject to a restricted stock agreement dated March 9, 2007, pursuant to which the forfeiture restrictions lapsed as to 8.33% of the aggregate number of shares subject to this award on March 31, 2007 and as to an additional 8.33% of the shares at the end of each successive three-month period thereafter, 1,348 of these shares of common stock are subject to a restricted stock agreement dated March 9, 2007, pursuant to which the forfeiture restrictions lapsed as to 6.25% of the aggregate number of shares subject to this award on March 31, 2007 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter and 10,154 of these shares of common stock are subject to a restricted stock agreement dated April 30, 2008, pursuant to which the forfeiture restrictions lapsed as to 6.25% of the aggregate number of shares subject to this award on June 30, 2008 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter.
(8)	31,244 of these shares of common stock are subject to a restricted stock agreement dated March 9, 2007, pursuant to which the forfeiture restrictions lapsed as to 6.25% of the aggregate number of shares subject to this award on March 31, 2007 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter, 10,400 of these shares of common stock are subject to a restricted stock agreement dated March 9, 2007, pursuant to which the forfeiture restrictions lapsed as to 6.25% of the aggregate number of shares subject to this award on March 31, 2007 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter, 20,311 of these shares of common stock are subject to a restricted stock agreement dated April 30, 2008, pursuant to which the forfeiture restrictions lapsed as to 6.25% of the aggregate number of shares subject to this award on June 30, 2008 and as to an additional 6.25% of the shares at the end of each successive three-month period thereafter and 50,000 of these shares of common stock are subject to a restricted stock agreement dated August 6, 2008, pursuant to which the forfeiture restrictions lapse as to 100% of the shares on March 31, 2011.
(9)	These shares of restricted stock were awarded pursuant to Mr. Tunney’s employment agreement and are subject to performance-based forfeiture provisions that have not yet been determined.
(10)	These shares of restricted stock were awarded pursuant to Mr. Saville’s employment agreement and are subject to performance-based forfeiture provisions that have not yet been determined.

FISCAL 2008 STOCK VESTED

The following table sets forth information regarding shares of restricted stock held by our Named Executive Officers for which forfeiture restrictions lapsed during the fiscal year ended December 31, 2008:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Steven F. Tunney	67,878	434,747
Stephen J. Bacica	8,960	6,959
Michael R. McDonnell	52,695	183,872
B. Hagen Saville	62,889	494,439
Samuel G. Rubenstein	53,834	222,899
William B. Ford	25,517	96,820

(1)	Value realized upon vesting is based on the closing sale price of our common stock on the applicable vesting date.

FISCAL 2008 NONQUALIFIED DEFERRED COMPENSATION

During 2000, we created a deferred compensation plan for key executives that enables eligible employees to defer a portion of their salary and bonus to an unfunded deferred compensation plan that we manage. Our managing directors and executive officers are eligible to participate in the deferred compensation plan. Contributions to the deferred compensation plan earn interest at a rate of 2.0% over our internal cost of funds rate, as defined by the plan. The plan became effective on October 1, 2000.

Name	Executive Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
Steven F. Tunney	85,733(2)	9,732(3)	175,037
Stephen J. Bacica	—	—	—
Michael R. McDonnell	—	—	—
B. Hagen Saville	—	5,562(4)	80,831
Samuel G. Rubenstein	27,458(5)	18,641(6)	282,589
William B. Ford	—	—	—

(1)	The executive contributions are also reflected in the Summary Compensation Table.
(2)	This amount includes $33,900 of Mr. Tunney’s 2007 bonus, which was paid in 2008, that he has elected to defer.
(3)	Includes $2,571 reported as compensation in the Summary Compensation Table. The $2,571 represents the above-market earnings on compensation that is deferred, which is the portion of the interest that exceeds 120% of the applicable federal long-term rate, with compounding.
(4)	Includes $1,493 reported as compensation in the Summary Compensation Table. The $1,493 represents the above-market earnings on compensation that is deferred, which is the portion of the interest that exceeds 120% of the applicable federal long-term rate, with compounding.
(5)	This amount includes $8,250 of Mr. Rubenstein’s 2007 bonus, which was paid in 2008, that he has elected to defer.
(6)	Includes $4,992 reported as compensation in the Summary Compensation Table. The $4,992 represents the above-market earnings on compensation that is deferred, which is the portion of the interest that exceeds 120% of the applicable federal long-term rate, with compounding.

Employment, Severance and Change of Control Arrangements

Executive Employment Agreements with Steven F. Tunney, Stephen J. Bacica, B. Hagen Saville and Samuel G. Rubenstein

We entered into executive employment agreements, or the Executive Employment Agreements, with each of Steven F. Tunney (September 18, 2006), Stephen J. Bacica (October 28, 2008), B. Hagen Saville (September 18, 2006) and Samuel G. Rubenstein (March 1, 2007). Each of the Executive Employment Agreements was amended in December 2008 to comply with Section 409A of the Internal Revenue Code and the final Section 409A regulations. We entered into an amended and restated employment agreement with Michael R. McDonnell, our former executive vice president, chief financial officer and chief operating officer on March 5, 2008. Mr. Ford is party to a letter agreement dated March 31, 2004 that provides for specified benefits upon a termination without cause.

Term

The Executive Employment Agreements with Messrs. Tunney, Saville and Rubenstein will continue in effect until February 28, 2010 and will automatically be extended for successive one-year periods unless either we or the executive provides notice of non-extension no later than sixty days prior to the expiration of the then-applicable term. The Executive Employment Agreement with Mr. Bacica will continue in effect until November 6, 2011 and will automatically be extended for successive one-year periods unless either we or Mr. Bacica provides notice of non-extension no later than sixty days prior to the expiration of the then-applicable term.

On October 6, 2008, Mr. McDonnell announced his intention to resign from MCG, effective November 7, 2008, in order to pursue another career opportunity. Pursuant to the terms of Mr. McDonnell’s employment agreement, he was paid the following through his termination date: (i) base salary; (ii) reimbursement for any and all monies advanced or expenses incurred in connection with his employment; and (iii) accrued but unused vacation pay.

Salary, Bonus and Benefits

Under the terms of the Executive Employment Agreements, Messrs. Tunney, Bacica, Saville and Rubenstein receive an annual base salary, subject to review and adjustment at least annually by our board of directors or compensation committee. For Fiscal 2008, Messrs. Tunney, Bacica, Saville and Rubenstein received annual base salaries of $522,000, $350,000, $445,000 and $386,000, respectively. Each executive is eligible to receive an annual bonus determined by our board of directors or compensation committee within the range of 0% to 200% of his respective annualized base salary, with a target bonus of 100% of base salary.

Pursuant to the terms and conditions of the Company’s 2008 Retention Program, on August 6, 2008, the compensation committee awarded Mr. Bacica a cash payment of $102,500, which shall be paid to Mr. Bacica in three equal installments on each of March 31, 2009, June 30, 2009 and September 30, 2009, subject to Mr. Bacica’s continued employment with the Company.

Each executive is entitled to participate in all benefit plans and programs that we establish and make available to our employees to the extent that he is eligible under (and subject to the provisions of) the plan documents governing those programs.

Stock-Based Awards

The Executive Employment Agreements with Messrs. Tunney and Saville provide for initial awards of restricted stock. With respect to these initial awards to Messrs. Tunney (225,000 shares) and Saville (200,000 shares) in September 2006, forfeiture restrictions lapse with respect to 60% of the shares on a quarterly basis beginning on December 31, 2006 and ending on December 31, 2009, subject to the executive’s continued employment, which we refer to as the time-based shares, and with respect to 40% of the shares on an annual basis beginning February 28, 2007 and ending on February 28, 2010, subject to the executive’s continued employment and the achievement of performance milestones determined by our board of directors, which we refer to as the performance-based shares. The performance criteria adopted by our board of directors are the same corporate governance and financial performance goals adopted with respect to annual incentive cash bonus awards. Forfeiture provisions lapse with respect to the percentage of performance-based shares equal to the percentage of the executive’s base salary paid to him as a bonus award, not to exceed 100% of the performance-based shares. When payable, dividends are paid on a current basis in cash on the unvested time-based shares. Dividends accrue on the performance-based shares while such shares are forfeitable but still held by the executive; however, the executive will no longer be entitled to receive dividends on the performance-based shares if the performance-based forfeiture conditions are not met, unless the performance-based shares become non-forfeitable by action of our board or the compensation committee. 22,500, 15,255 and none of Mr. Tunney’s performance-based shares became free from forfeiture in February 2007, 2008 and 2009, respectively, and 20,000, 18,071 and none of Mr. Saville’s performance-based shares became free from forfeiture in February 2007, 2008 and 2009, respectively.

Pursuant to Mr. Bacica’s Executive Employment Agreement, in November 2008, he was awarded 100,000 shares of restricted stock. Beginning with December 31, 2008, 8.33% of the shares of restricted stock subject to such award shall become free of forfeiture restrictions in equal quarterly installments over a three-year period, subject to his continued employment with us.

Pursuant to Mr. Rubenstein’s Executive Employment Agreement, in March 2007, he was awarded 150,000 shares of restricted stock. Beginning with March 31, 2007, 8.33% of the shares of restricted stock subject to such award shall become free of forfeiture restrictions in equal quarterly installments over a three-year period, subject to his continued employment with us.

Pursuant to Mr. McDonnell’s employment agreement, Mr. McDonnell was granted 150,000 shares of restricted stock for which forfeiture restrictions were scheduled to lapse beginning on December 31, 2008. All of these shares were forfeited by Mr. McDonnell in connection with his resignation from MCG effective November 7, 2008.

Payments Upon Resignation by the Executive Without Good Reason or Termination by Us for Cause

Under the Executive Employment Agreements, if the employment of any of Messrs. Tunney, Bacica, Saville or Rubenstein is terminated by us for cause or by the executive other than for good reason (each as defined in Executive Employment Agreements), the terminated executive will receive all amounts of compensation accrued under the applicable Executive Employment Agreement but unpaid as of the termination date, including base salary, bonuses or incentive compensation for the previous fiscal year, vacation pay, reimbursable expenses and any previously deferred compensation. In addition, each executive will forfeit any shares of restricted stock as to which the forfeiture restrictions have not lapsed.

Payments Upon Termination by Reason of Death or Disability

If the employment of any of Messrs. Tunney, Bacica, Saville or Rubenstein is terminated due to death or disability, the terminated executive will receive his accrued compensation and an amount equal to the annual bonus he would have been entitled to receive for the fiscal year in which his termination of employment occurs, pro-rated and calculated at target. In addition, with respect to Messrs. Tunney, Saville and Rubenstein, (i) that portion of the executive’s time-based shares initially issued under their respective Executive Employment Agreements that was scheduled to become non-forfeitable through January 1 of the calendar year following the calendar year in which the executive’s termination date occurs would immediately become non-forfeitable upon the executive’s termination and (ii) any other grants of restricted stock to the executive that become non-forfeitable based solely on the executive’s continued employment with us and that were scheduled to become non-forfeitable through January 1 of the calendar year following the calendar year in which the executive’s termination date occurs, would also immediately and fully become non-forfeitable upon the executive’s termination. With respect to Mr. Bacica, 33,333 of the 100,000 shares of restricted Common Stock awarded to Mr. Bacica pursuant to his Executive Employment Agreement, that would have become non-forfeitable twelve months following his termination, would become immediately non-forfeitable.

Payments Upon Termination Without Cause or Resignation for Good Reason

If the employment of any of Messrs. Tunney, Bacica, Saville or Rubenstein is terminated by us other than for cause, death or disability, or if any of Messrs. Tunney, Bacica, Saville or Rubenstein terminates his employment with us for good reason, then the terminated executive will receive all of his accrued compensation, severance pay equal to two times his then-current base salary and two times his target annual bonus, full and immediate lapsing of forfeiture restrictions with respect to all of his shares of restricted stock (other than shares of restricted stock for which forfeiture restrictions lapse based on the achievement of performance milestones), and continued health coverage for himself and any eligible dependents for a maximum of 24 months from his date of termination.

Payments Upon Termination in Connection with a Change of Control

In the event that we experience a change of control (as defined in Executive Employment Agreements), each of Messrs. Tunney, Bacica, Saville and Rubenstein is entitled to full and immediate lapsing of forfeiture restrictions with respect to all of their shares of restricted stock and an amount equal to each executive’s then-current base salary in addition to any other severance that each executive is entitled to receive under the applicable Executive Employment Agreement.

If Messrs. Tunney, Bacica, Saville or Rubenstein receive payments in the event of a change in control and such payments become subject to excise tax under Section 4999 of the Internal Revenue Code, then the Executive Employment Agreements provide that the executive either will be entitled to receive a payment in an amount equal to the excise tax imposed upon the payments, excepting any excise tax imposed on such additional payment, or will permit us to reduce the payments that the executive receives to avoid the imposition of such excise tax, if certain conditions are satisfied.

Non-Competition, Non-Solicitation and Proprietary Information

Under the terms of the Executive Employment Agreements, during the term of employment of Messrs. Tunney, Bacica, Saville and Rubenstein with us and for two years thereafter, each executive has agreed not to (i) engage in any business or activity that competes with products, services or businesses of the Company or which the Company has begun, as of the termination date, to prepare to develop or offer, or (ii) recruit or hire any of the Company’s employees, and solicit the Company’s clients and certain prospective clients. Each Executive Employment Agreement requires that each executive protect our confidential information both during and after the term of his employment with us.

Potential Termination and Change of Control Payments for Messrs Tunney, Bacica, Saville, Rubenstein and Ford

The following table describes the potential payments, benefits and lapsing of forfeiture restrictions applicable to restricted stock awards under our Executive Employment Agreements with each of Messrs. Tunney, Bacica, Saville and Rubenstein and our offer letter with Mr. Ford. The amounts shown below assume that the termination of each executive is effective as of December 31, 2008. Actual amounts payable to each Named Executive listed below upon his termination can only be determined definitively at the time of each Named Executive’s actual departure. Mr. McDonnell resigned from MCG effective November 7, 2008.

Name	Benefit	Voluntary Termination or Termination for Cause ($)		Termination for Death or Disability ($)		Termination Without Cause or Resignation for Good Reason Other Than in Connection with a Change of Control ($)		Change of Control ($)
Steven F. Tunney	Accrued Obligations
	Vacation	(4,015)		(4,015)		(4,015)		(4,015)
	Deferred Compensation	175,037		175,037		175,037		175,037
	Severance Benefits
	Salary	—		—		1,044,000		1,566,000
	Bonus	—		—	(3)	1,044,000		1,044,000
	Insurance/Healthcare Benefits	—		—		23,733	(6)	23,733
	Excise Tax Payment(10)	—		—		—		—
	Accelerated Equity Awards
	Vesting on Termination(1)	—		35,525	(4)	48,216	(5)	85,310	(7)

	TOTAL	171,022		206,547		2,330,971		2,890,065

Stephen J. Bacica	Accrued Obligations
	Vacation	3,589		3,589		3,589		3,589
	Deferred Compensation	—		—		—		—
	Severance Benefits
	Salary	—		—		700,000		1,050,000
	Bonus	—		—	(3)	700,000		700,000
	Insurance/Healthcare Benefits	—		—		—	(6)	—
	Excise Tax Payment(10)	—		—		—		336,202
	Accelerated Equity Awards
	Vesting on Termination(1)	—		24,558	(4)	85,938	(5)	85,938	(7)

	TOTAL	3,589		28,147		1,489,527		2,175,729

Michael R. McDonnell	Accrued Obligations
	Vacation	(4,266)		—		—		—
	Deferred Compensation	—		—		—		—
	Severance Benefits
	Salary	—		—		—		—
	Bonus	—		—		—		—
	Insurance/Healthcare Benefits	—		—		—		—
	Excise Tax Payment(10)	—		—		—		—
	Accelerated Equity Awards
	Vesting on Termination(1)	—		—		—		—

	TOTAL	(4,266	)(2)	—		—		—

B. Hagen Saville	Accrued Obligations
	Vacation	26,529		26,529		26,529		26,529
	Deferred Compensation	80,831		80,831		80,831		80,831
	Severance Benefits
	Salary	—		—		890,000		1,335,000
	Bonus	—		—	(3)	890,000		890,000
	Insurance/Healthcare Benefits	—		—		23,733	(6)	23,733
	Excise Tax Payment(10)	—		—		—		—
	Accelerated Equity Awards
	Vesting on Termination(1)	—		30,244	(4)	38,708	(5)	68,478	(7)

	TOTAL	107,360		137,604		1,949,801		2,424,571

Samuel G. Rubenstein	Accrued Obligations
	Vacation	21,527		21,527		21,527		21,527
	Deferred Compensation	282,589		282,589		282,589		282,589
	Severance Benefits
	Salary	—		—		772,000		1,158,000
	Bonus	—		—	(3)	772,000		772,000
	Insurance/Healthcare Benefits	—		—		22,992	(6)	22,992
	Excise Tax Payment(10)	—		—		—		—
	Accelerated Equity Awards
	Vesting on Termination(1)	—		38,201	(4)	43,666	(5)	43,666	(7)

	TOTAL	304,116		342,317		1,914,774		2,300,774

William B. Ford	Accrued Obligations
	Vacation	1,346		1,346		1,346		1,346
	Deferred Compensation	—		—		—		—
	Severance Benefits
	Salary	—		—		173,000	(8)	173,000	(8)(9)
	Bonus	—		—		—		—
	Insurance/Healthcare Benefits	—		—		—		—
	Excise Tax Payment(10)	—		—		—		—
	Accelerated Equity Awards
	Vesting on Termination(1)	—		—		—		79,488	(9)

	TOTAL	1,346		1,346		174,346		253,834

(1)	Based on the last sale price of MCG common stock on December 31, 2008, or $0.71 per share.
(2)	Mr. McDonnell resigned from MCG effective November 7, 2008. The amount shown reflects the actual amount paid in connection with his departure and represents the value of paid time off taken by Mr. McDonnell in excess of earned time off.

(3)	Represents an amount equal to the Named Executive Officer’s annual bonus for the fiscal year in which his termination of employment occurs, pro-rated and calculated at target. For more information relating to compensation earned by our Named Executive Officers, see the section of this proxy statement entitled “Executive Compensation — Summary Compensation Table.”
(4)	Represents full and immediate lapsing of forfeiture restrictions with respect (i) that portion of the Named Executive’ Officer’s time-based shares initially issued under his Executive Employment Agreement that was scheduled to become non-forfeitable through January 1 of the calendar year following the calendar year in which the executive’s termination date occurs and (ii) any other grants of restricted stock to the Named Executive Officer that become non-forfeitable based solely on the executive’s continued employment with us and that were scheduled to become non-forfeitable through January 1 of the calendar year following the calendar year in which the executive’s termination date occurs. With respect to Mr. Bacica, includes 33,333 of the 100,000 shares of restricted common stock awarded to Mr. Bacica pursuant to his Executive Employment Agreement, that would have become non-forfeitable twelve months following his termination. For more information concerning restricted stock awards held by our Named Executive Officers, see the section of this proxy statement entitled “Executive Compensation — Outstanding Equity Awards at Fiscal 2008 Year-End.”
(5)	Represents full and immediate lapsing of forfeiture restrictions with respect to all of the Named Executive Officer’s shares of restricted stock (other than shares of restricted stock for which forfeiture restrictions lapse based on the achievement of performance milestones). For more information concerning restricted stock awards held by our Named Executive Officers, see the section of this proxy statement entitled “Executive Compensation — Outstanding Equity Awards at Fiscal 2008 Year-End.”
(6)	Represents amounts payable over 24 months for continuation of coverage for medical, dental and hospitalization benefits for each Named Executive Officer and his family members subject to the Named Executive’s reemployment with comparable healthcare benefits. The value is based upon the type of insurance coverage we carried for each Named Executive officer as of December 31, 2008 and is valued at the premiums in effect on December 31, 2008.
(7)	Represents full and immediate lapsing of forfeiture restrictions with respect to all of the Named Executive Officer’s shares of restricted stock. For more information concerning restricted stock awards held by our Named Executive Officers, see the section of this proxy statement entitled “Executive Compensation — Outstanding Equity Awards at Fiscal 2008 Year-End.”
(8)	Under Mr. Ford’s offer letter with us, he is entitled to six months of base salary calculated in accordance with his then-current base salary.
(9)	Assumes that Mr. Ford is immediately terminated in connection with the change of control. Pursuant to the terms of Mr. Ford’s restricted stock agreements with us, the forfeiture restrictions lapse with respect to the shares of common stock subject to such agreements if, within 365 calendar days after the date of a change of control, Mr. Ford’s employment with the acquiring company is terminated (i) by the acquiring company for any reason other than for cause or (ii) by Mr. Ford for good reason.
(10)	In the event that any payment or distribution to a Named Executive Officer (other than Mr. Ford) became subject to the 20% excise tax on excess parachute payments (as defined in Section 280G of the Internal Revenue Code) imposed by Code Section 4999, MCG would pay the executive, pursuant to his Executive Employment Agreement, an amount equal to the excise tax obligation plus any interest or penalties related to the excise tax. We call this payment the Excise Tax Payment. The Excise Tax Payment does not include a tax gross-up, even though the payment by MCG of the Excise Tax Payment to the Named Executive Officer would constitute an additional excess parachute payment that is subject to the 20% excise tax imposed under Code Section 4999.

Compensation of Directors

2008 Director Compensation

Our board of directors approved the following compensation structure for our non-employee directors during the year ended December 31, 2008:

Award of Restricted Stock Upon Appointment or Election. The SEC has granted an order authorizing us to award restricted shares of our common stock to our non-employee directors. Under the Amended and Restated 2006 Non-Employee Director Restricted Stock Plan, which we refer to as the 2006 Director Plan, non-employee directors each receive an award of 7,500 shares of restricted stock at the beginning of each three-year term of service on our board of directors. Forfeiture provisions lapse as to one-third of the shares awarded each year over the three-year term. Awards of restricted stock under the 2006 Director Plan are automatic and may not be changed without further approval from the SEC.

Payment of Retainer Fee; Reimbursement of Travel and Other Expenses. During Fiscal 2008, each non-employee director received an annual retainer of $25,000 for his or her service on our board of directors. Additional amounts were paid as follows:

Position	Additional Fees
Non-Employee Chairman of the Board	$25,000
Audit Committee Chair	$25,000

Audit Committee Members, Compensation Committee Chair and Members, Nominating and Corporate Governance Committee Chair and Members, Investment Committee Members, Valuation Committee Chair and Members and Enterprise Risk Committee Chair and Members

$25,000/Committee

All retainer amounts were paid quarterly during Fiscal 2008 in arrears. Non-employee directors also received reimbursement for reasonable travel and other expenses in connection with attending meetings of our board of directors during Fiscal 2008.

Compensation of Employee Directors. No director who is also an employee receives separate compensation for services rendered as a director. Messrs. Tunney, Saville and Merrick are the only directors who are also employees of ours. The compensation of Messrs. Tunney and Saville is set forth under the headings “Executive Compensation” and “Employment, Severance and Change of Control Arrangements.”

FISCAL 2008 DIRECTOR COMPENSATION

The following table sets forth the compensation paid to our non-employee directors for the year ended December 31, 2008:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3)(4) ($)		Dollar Value of Dividends on Stock Awards ($)	Total ($)
Jeffrey M. Bucher	150,000	47,348		4,656	202,004
Edward S. Civera	150,000	45,848		4,656	200,504
Kim D. Kelly	150,000	45,848		4,656	200,504
A. Hugh Ewing, III	125,000	33,017	(5)	2,329	160,346
Wallace B. Millner, III	175,000	12,482		5,331	192,813
Richard W. Neu	125,000	23,691	(6)	5,883	154,574
Kenneth J. O’Keefe	75,000	47,347		4,656	127,003

(1)	The fees earned by the non-employee directors in Fiscal 2008 consist of the following: (i) an annual retainer; (ii) a fee to the non-employee chairman of the board, Mr. Bucher; (iii) an annual fee for chairing the audit committee; and (iv) an annual fee for being a member of the audit committee and the investment committee and for chairing and being a member of each of the compensation, nominating and corporate governance, valuation and enterprise risk committees.
(2)	Valuation based on the dollar amount recognized for financial statement reporting purposes pursuant to SFAS 123(R) with respect to Fiscal 2008, except that such amounts do not reflect an estimate of forfeitures related to service-based vesting condition. The assumptions used by us with respect to the valuation of restricted stock awards are set forth in Note 9 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

During Fiscal 2008, compensation expense was recognized in respect of the following awards of restricted stock to our non-employee directors:

Name	Date of Award	Number of Shares Subject to Award (#)	Number of Shares Vested in 2008 (#)	2008 Expense Recognized Under SFAS 123(R) ($)
Jeffrey M. Bucher	11/21/06	7,500	2,500	47,348
Edward S. Civera	5/9/07	7,500	2,500	45,848
Kim D. Kelly	5/9/07	7,500	2,500	45,848
A. Hugh Ewing, III	10/25/07	3,750	1,250	33,017
Wallace B. Millner, III	4/23/08	7,500	—	12,482
Richard W. Neu	11/16/07	1,250	1,250	11,209
	4/23/08	7,500	—	12,482
Kenneth J. O’Keefe	11/21/06	7,500	2,500	47,347

(3)	On April 23, 2008, the day of our 2008 annual meeting of stockholders, we awarded to each of Messrs. Millner and Neu 7,500 shares of our restricted common stock. The restrictions with respect to such shares shall lapse in three equal annual installments commencing on March 31, 2009, provided each such director is a member of the board on the date on which the forfeiture provisions are scheduled to lapse.
(4)	The following table shows the aggregate number of shares of restricted stock outstanding for each non-employee director as of December 31, 2008 as well as the grant date fair value of restricted stock awards made during 2008:

Name	Aggregate Number of Shares Subject to Outstanding Restricted Stock Awards (#)	Grant Date Fair Value of Stock Awards Made During 2008 ($)
Jeffrey M. Bucher	2,500	—
Edward S. Civera	5,000	—
Kim D. Kelly	5,000	—
A. Hugh Ewing, III	2,500	—
Wallace B. Millner, III	7,500	53,100
Richard W. Neu	7,500	53,100
Kenneth J. O’Keefe	2,500	—

(5)	Mr. Ewing received an award of 3,750 shares of restricted stock in lieu of a cash retainer upon his appointment to the board of directors in 2007. Forfeiture restrictions lapsed with respect to 1,250 shares on March 31, 2008 and forfeiture restrictions lapsed with respect to 2,500 shares on March 31, 2009.
(6)	Mr. Neu received an award of 1,250 shares of restricted stock in lieu of a cash retainer upon his appointment to the board of directors in 2007. Forfeiture restrictions lapsed with respect to these shares on March 31, 2008.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review and discussion, the compensation committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors of MCG Capital Corporation:

Edward S. Civera (Chairperson)
A. Hugh Ewing, III
Kim D. Kelly
Richard W. Neu
Kenneth J. O’Keefe

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2008, the compensation committee consisted of Edward S. Civera, who served as chairman, A. Hugh Ewing, III, Kim D. Kelly, Richard W. Neu and Kenneth J. O’Keefe. No member of our compensation committee had any relationship with us during Fiscal 2008 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

During Fiscal 2008, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that had one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the current members of our compensation committee has ever been an employee of MCG.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding beneficial ownership of our common stock as of April 1, 2009 by:

•

each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock as of such date, based on currently available Schedules 13D and 13G filed with the SEC;

•	each of our directors (which includes all nominees);

•

our chief executive officer, our principal financial officer, our former principal financial officer and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2008, who we refer to in this proxy statement as our Named Executive Officers; and

•	all of our directors and executive officers as a group.

The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated, the address of all directors and executive officers is c/o MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209. The inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.

There were, as of April 1, 2009, approximately 181 holders of record and 26,500 beneficial holders of our common stock.

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)	Dollar Range of Equity Securities Beneficially Owned by Directors(2)(3)
Holders of more than 5% of our Common Stock:
Springbok Capital Management, LLC(4) Springbok Capital Onshore, LLC Gavin Saitowitz Soundpost Partners, LP Lyrical Partners, L.P. 405 Park Avenue, 6th Floor New York, New York 10022	7,554,600	9.9%	N/A
Dimensional Fund Advisors LP(5) 1299 Ocean Avenue Santa Monica, CA 90401	4,492,904	5.9%	N/A

Interested Directors:
Steven F. Tunney(6)	698,095	*	over $100,000
B. Hagen Saville(7)	579,668	*	over $100,000
Robert J. Merrick(8)	207,587	*	over $100,000

Independent Directors (which includes all nominees):
Jeffrey M. Bucher	12,358	*	$10,001-$50,000
Edward S. Civera	5,000	*	$1-$10,000
A. Hugh Ewing, III	40,915	*	$50,001-$100,000
Kim D. Kelly(9)	80,061	*	over $100,000
Wallace B. Millner, III(10)	202,317	*	over $100,000
Richard W. Neu(11)	83,750	*	over $100,0000
Kenneth J. O’Keefe	21,198	*	$10,001-$50,000

Other Named Executive Officers:
Stephen J. Bacica(12)	145,000	*	N/A
William B. Ford(13)	164,300	*	N/A
Michael R. McDonnell	171,371	*	N/A
Samuel G. Rubenstein(14)	320,450	*	N/A

All Directors and executive officers as a group (17 persons)(15)	3,083,520	4.0%

*	Less than 1% of our outstanding common stock.
(1)	Applicable percentage of ownership for each holder is based on 76,026,513 shares of common stock outstanding on April 1, 2009.
(2)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(3)	The dollar range of our equity securities beneficially owned is calculated by multiplying the closing price of our common stock as reported on The NASDAQ Global Select Market on April 1, 2009, times the number of shares beneficially owned.
(4)

Information is based on a Schedule 13D filed with the SEC on November 20, 2008, as amended by Amendment No. 1 to Schedule 13D filed on January 21, 2009 and by Amendment No. 2 to Schedule 13D filed on March 9, 2009 by (i) Springbok Capital Management, LLC, a Delaware limited liability company, or Springbok, the investment manager of Springbok Capital Offshore, Ltd., a Cayman exempted company, or Springbok Offshore, and Springbok Capital Investors, LP, a Delaware limited partnership, or Springbok Onshore; (ii) Springbok Capital Onshore, LLC, a Delaware limited liability company, or Springbok LLC, and together with Springbok, the Springbok Entities; (iii) Mr. Gavin Saitowitz, a principal of Springbok, with respect to the shares of MCG’s common stock owned by the Springbok Entities and with respect to shares of MCG’s common stock owned individually by Mr. Saitowitz; (iv) Soundpost Partners, LP, a Delaware limited partnership, or Soundpost, the investment manager of

Soundpost Capital, LP, a Delaware limited partnership, or Soundpost Onshore, and Soundpost Capital Offshore, Ltd., a Cayman exempted company, or Soundpost Offshore; (v) Mr. Jaime Lester, a principal of Soundpost, with respect to shares of MCG’s common stock owned by Soundpost; (vi) Lyrical Partners, L.P., a Delaware limited partnership, or Lyrical, the investment manager of Lyrical Opportunity Partners II, L.P., a Delaware limited partnership, or Lyrical Onshore, and Lyrical Opportunity Partners II, Ltd., a Cayman exempted company, or Lyrical Offshore; and (vii) Mr. Jeffrey Keswin, a principal of Lyrical, with respect to shares of MCG’s common stock owned by Lyrical (the persons mentioned in (i)-(vii) are referred to herein as the Reporting Persons). Mr. Saitowitz is the sole managing member of Springbok. Mr. Lester is the sole managing member of Soundpost. Mr. Keswin is the sole managing partner of Lyrical.

As of the close of business on January 20, 2009, the Springbok Entities, together with Gavin Saitowitz, beneficially owned an aggregate of 1,130,763 shares of common stock (consisting of (i) 418,212 shares of common stock deemed beneficially owned by Springbok, as the investment manager of Springbok Onshore, the beneficial owner of 94,414 shares, and Springbok Offshore, the beneficial owner of 323,788 shares, (ii) 711,551 shares of common stock beneficially owned by Springbok LLC and (iii) 1,000 shares of common stock beneficially owned by Gavin Saitowitz individually), Soundpost, together with Jaime Lester, beneficially owned an aggregate of 3,229,098 shares of common stock (consisting of (i) 2,072,175 shares beneficially owned by Soundpost Onshore and (ii) 1,156,923 shares beneficially owned by Soundpost Offshore), and Lyrical, together with Jeffrey Keswin, beneficially owned an aggregate of 3,194,739 shares of common stock (consisting of (i) 1,488,300 shares beneficially owned by Lyrical Onshore and (ii) 1,706,439 shares beneficially owned by Lyrical Offshore). The Reporting Persons have shared voting and dispositive power over the 1,129,763 shares of common stock deemed beneficially owned by the Springbok Entities (excluding the 1,000 shares held individually by Gavin Saitowitz), the 3,229,098 shares of common stock deemed beneficially owned by Soundpost and the 3,194,739 shares of common stock deemed beneficially owned by Lyrical. Gavin Saitowitz has sole voting and dispositive power over the 1,000 shares of common stock he beneficially owns individually.

(5)	Information is based on a Schedule 13G/A filed with the SEC on February 9, 2009, and is as of December 31, 2008. Dimensional Fund Advisors LP, or Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, as amended, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are referred to as the Funds. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of MCG that are owned by the Funds and may be deemed to be the beneficial owner of the shares of MCG held by the Funds. However, all securities reported in the Schedule 13G/A are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(6)	Includes (i) 107,645 shares of restricted common stock that are subject to forfeiture provisions and (ii) 452,971 shares pledged as collateral in a margin account.
(7)	Includes 85,798 shares of restricted common stock that are subject to forfeiture provisions.
(8)	Includes 43,959 shares of restricted common stock that are subject to forfeiture provisions.
(9)	Includes 2,500 shares of restricted common stock that are subject to forfeiture provisions.
(10)	Includes 5,000 shares of restricted common stock that are subject to forfeiture provisions.
(11)	Includes 5,000 shares of restricted common stock that are subject to forfeiture provisions.
(12)	Includes 112,393 shares of restricted common stock that are subject to forfeiture provisions.
(13)	Includes 105,185 shares of restricted common stock that are subject to forfeiture provisions.
(14)	Includes (i) 48,051 shares of restricted common stock that are subject to forfeiture provisions and (ii) 243,477 shares pledged as collateral in a margin account.
(15)	See footnotes 6 through 14 above. Includes 199,995 shares of common stock beneficially owned by Robert L. Marcotte, 109,455 shares of common stock beneficially owned by Derek R. Thomas and 42,000 shares of common stock beneficially owned by Tod K. Reichert.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2008:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,450,926	N/A	1,512,866

Equity compensation plans not approved by security holders	—	—	—

Total	1,450,926	$8.49	1,512,866

(1)	Includes restricted stock granted in connection with the termination of our stock option plan in 2001 and restricted stock awards pursuant to our Amended and Restated 2006 Employee Restricted Stock Plan and the Amended and Restated 2006 Non-Employee Director Restricted Stock Plan for which forfeiture provisions had not lapsed as of December 31, 2008. Holders of these restricted shares have all the rights of common stockholders in connection with these shares of restricted stock, including the right to vote the shares and to receive dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS;

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

1940 Act Compliance

We have procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with us, including our officers, directors, and employees and any person controlling or under common control with us.

In the ordinary course of business, we enter into transactions with portfolio companies that may be considered related party transactions. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented policies and procedures whereby our officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, us, companies controlled by us and our employees and directors.

We will not enter into any agreements unless and until we are satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, we have taken appropriate actions to seek board review and approval or exemptive relief for such transaction. Our board of directors reviews these procedures on an annual basis.

Code of Business Conduct and Ethics

In addition, our code of business conduct and ethics, which is signed by all employees and directors, requires that all employees and directors must act in the best interests of MCG and refrain from engaging in any activity or having a personal interest that presents a conflict of interest, which occurs when a personal interest interferes, or appears to interfere, with the interests of MCG or prevents one from performing their Company duties and responsibilities honestly, objectively and effectively.

Pursuant to the code of business conduct and ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our chief compliance officer or general counsel. Our nominating and corporate governance committee is charged with periodically reviewing and monitoring compliance with our code of business conduct and ethics.

We have posted a current copy of our code of business conduct and ethics on our website, which is located at www.mcgcapital.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Global Select Market listing standards concerning any amendments to, or waivers from, any provision of the code.

Related Person Transaction Policy

In March 2009, our board of directors adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief compliance officer and general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in its charter.

We will disclose the terms of related person transactions in our filings with the SEC to the extent required. Since January 1, 2008, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than in connection with the transactions described above.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board Recommendation

Our board of directors recommends a vote “FOR” the ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.

The audit committee of our board of directors has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Although stockholder approval of the board of directors’ selection of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our board of directors will reconsider its appointment of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Ernst & Young LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in us or our subsidiaries.

Auditors’ Fees

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed for each of the last two fiscal years:

Fee Category	Fiscal Year Ended December 31, 2008 ($)	Fiscal Year Ended December 31, 2007 ($)
Audit Fees(1)	1,016,148	1,195,509
Audit-Related Fees(2)	93,226	117,000
Tax Fees(3)	15,800	10,000
All Other Fees(4)	—	—
Total Fees(5)	1,125,174	1,322,509

(1)	Audit fees include fees for services that normally would be provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements and that generally only the independent registered public accounting firm can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.
(2)	Audit-related fees are assurance related services that traditionally are performed by the independent registered public accounting firm, such as attest services that are not required by statute or regulation, and which are not reported under “Audit Fees.”
(3)	Tax fees include corporate and subsidiary compliance and consulting.
(4)	Fees for other services would include fees for products and services other than the services reported above.
(5)	All fees set forth above were approved by our audit committee.

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the audit committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the audit committee. However, the audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent registered accounting firm to management.

The audit committee has determined that the rendering of the services other than audit services currently being provided by Ernst & Young LLP is compatible with maintaining the independent registered public accounting firm’s independence.

Report of the Audit Committee

The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2008 and has discussed these consolidated financial statements with our management and our independent registered public accounting firm. Management is responsible for the preparation of our consolidated financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent registered public accounting firm is responsible for conducting an independent audit of our annual consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the results of their audit. The audit committee is responsible for providing independent, objective oversight of these processes.

The audit committee has also received from, and discussed with, our independent registered public accounting firm various communications that they are required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. SAS No. 61, as amended, requires our independent registered public accounting firm to discuss with our audit committee, among other things, the following:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the consolidated financial statements.

Our independent registered public accounting firm also provided the audit committee with written disclosures and a letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the audit committee concerning independence and has discussed with the independent auditor the independent auditor’s independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008.

By the Audit Committee of the Board of Directors of MCG Capital Corporation:

Wallace B. Millner, III (Chairperson)
Jeffrey M. Bucher
Kim D. Kelly
Richard W. Neu

PROPOSAL THREE

APPROVAL TO AUTHORIZE US TO ISSUE WARRANTS, OPTIONS OR RIGHTS TO SUBSCRIBE TO,

CONVERT TO, OR PURCHASE OUR COMMON STOCK IN ONE OR MORE OFFERINGS UP TO AN

AGGREGATE OF 10,000,000 SHARES

Board Recommendation

Our board of directors recommends a vote “FOR” the proposal to issue warrants, options or rights to subscribe to, convert to, or purchase our common stock in one or more offerings up to an aggregate of 10,000,000 shares.

General Information

Our board of directors believes it would be in our best interests to have the ability, under appropriate circumstances, to issue warrants, options or rights to subscribe to, convert to, or purchase shares of our common stock, which may include convertible preferred stock and convertible debentures, in connection with our capital raising and financing activities. Sections 18(d) and 61(a) of the 1940 Act restrict the ability of a BDC such as us to issue warrants, options or rights to subscribe or to convert to our voting securities. If such securities are to be issued, the proposal must be approved by the stockholders of the BDC. Therefore, our board of directors has approved and recommends to our stockholders for their approval a proposal to issue warrants, options or rights to subscribe to, convert to or purchase shares of our common stock up to an aggregate of 10,000,000 shares, which warrants, options or rights may or may not be accompanied by our other securities. Our certificate of incorporation currently authorizes 1,000 shares of preferred stock. Such approval would be effective for the period expiring on the earlier of the one year anniversary of the date of the Annual Meeting and the date of our 2010 Annual Meeting of Stockholders, which is currently expected to be held in June 2010.

If this proposal is approved, any issuances of warrants, options or rights to subscribe to, convert to or purchase shares of our common stock would be made in accordance with Section 61(a)(3) of the 1940 Act, pursuant to which we would be permitted to issue securities that may be converted into or exercised for shares of our common stock at a conversion or exercise price per share not less than our current market price at the date of issuance. This conversion or exercise price may, however, be less than our NAV per share at the date such securities are issued or at the date such securities are converted into or exercised for shares of our common stock.

Background and Reasons

Our management and our board of directors have determined that it would be advantageous for us to have the ability to issue warrants, options or rights to subscribe to, convert to or purchase common stock, which may include convertible preferred stock and convertible debentures, in connection with our financing and capital raising activities. The debt and equity capital markets in the United States have been severely impacted by significant write-offs in the financial services sector relating to subprime mortgages and the repricing of credit risk in the broadly syndicated loan market, among other reasons. These events, along with the deterioration of the housing market, have led to worsening general economic conditions, which have impacted the broader capital and credit markets and have reduced the availability of debt and equity capital for the market as a whole and financial firms in particular. In the past, we were able to access the capital and credit markets to finance our investment activities. However, due to the current turmoil in the debt markets and uncertainty in the equity capital markets, we are concerned that debt or equity capital may not be available to us on favorable terms, or at all. As a result, our ability to issue warrants, options or rights to subscribe to, convert to, or purchase shares of our common stock, which may include convertible preferred stock and convertible debentures, may be an effective way for us to raise capital in the current environment.

The issuance of convertible securities is a common practice in connection with the sale of securities through private placements or obtaining debt financing and approval of this proposal would place us in substantially the same position as corporations that are not BDCs. Such convertible securities typically allow the purchaser of the securities to participate in any increase in the value of the issuer’s or borrower’s common stock. By allowing purchasers of the other securities to share in increases in the value of the common stock, these purchasers typically are willing to accept a lower specified return on the other securities than they would without such conversion feature.

Conditions to Issuance

Section 61(a) of the 1940 Act sets forth certain requirements with regard to warrants, options, or rights to subscribe or convert to voting securities of a company that are not issued to directors, officers or employees of a BDC.

Specifically:

•	such warrants, options or rights must expire within 10 years of issuance;

•	the conversion price for the securities must not be less than the current market value of the common stock at the date of issuance; and

•

the proposal to issue such securities must be authorized by the stockholders of the BDC and the individual issuances must be approved by a “required majority” of the directors of the BDC. A “required majority” of directors means both a majority of the directors who have no financial interest in the transaction and a majority of the directors who are not interested persons of the BDC.

In addition, if the warrants, options or rights are accompanied by other securities when issued, such warrants, options or rights cannot be separately transferable unless no class of such warrants, options, or rights and the securities that accompany them has been publicly distributed.

Section 61(a) of the 1940 Act also limits the number of warrants, options or rights to subscribe to, convert to, or purchase our common stock that can be issued pursuant to this proposal. Specifically, the amount of voting securities that would result from the exercise or conversion of all of our warrants, options or rights to subscribe to, convert to, or purchase our common stock at the time of issuance shall not exceed 25% of our outstanding voting securities. However, if the amount of voting securities that would result from the exercise or conversion of all of the our outstanding warrants, options or rights to subscribe to, convert to, or purchase our common stock issued to the our directors, officers and employees pursuant to any of our compensation plans would exceed 15% of our outstanding voting securities, then the total amount of voting securities that would result from the exercise or conversion of all warrants, options or rights to subscribe to, convert to, or purchase our common stock (including pursuant to any of our compensation plans), at the time of issuance cannot exceed 20% of our outstanding voting securities.

Key Stockholder Considerations

We have no immediate plans to issue any warrants, options or rights to subscribe to, convert to, or purchase shares of our common stock. However, in order to provide flexibility for future issuances, which typically must be undertaken quickly, our board of directors has approved and is seeking stockholder approval of the proposal to issue warrants, options or rights to subscribe to, convert to, or purchase shares of our common stock, which may include convertible preferred stock and convertible debentures, for up to an aggregate of 10,000,000 shares of our common stock. The final terms of any convertible securities, subject to the requirements of Section 61 of the 1940 Act noted above, including conversion price, term and vesting requirements as well as any interest or dividends that such securities may pay prior to conversion, will be determined by our board of directors at the time of issuance. Also, the nature and amount of consideration that would be received by us at the time of issuance and the use of any such consideration will be considered and approved by our board of directors at the time of issuance. No further authorization from the stockholders will be solicited prior to any such issuance. If such convertible securities are issued and if they are subsequently converted, it would increase the number of outstanding shares of our common stock by up to an aggregate of 10,000,000 shares.

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of shares of our common stock at an exercise or conversion price that is less than NAV at the time of exercise or conversion and the expenses associated with such issuance. Any exercise of warrants or securities to subscribe for or convertible into shares of our common stock at an exercise or conversion price that is below NAV at the time of such exercise or conversion would result in an immediate dilution to existing common stockholders and could be dilutive with regard to dividends and other economic aspects of our common stock. This dilution would include reduction in NAV as a result of the proportionately greater decrease in a stockholder’s interest in our earnings and assets and voting interest than the increase in our assets resulting from such issuance.

The 1940 Act establishes a connection between common stock sale price and NAV because, when stock is issued at a price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Our board of directors will consider the potential dilutive effect of the issuance of warrants or securities to subscribe for or convertible into shares of our common stock when considering whether to authorize any such issuance. Because the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted.

Required Vote

The affirmative vote of a majority in voting power of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and voting on this proposal is required to approve this proposal. An abstention from voting on this proposal will have no effect on the outcome of this proposal.

STOCKHOLDER PROPOSALS

In order to be included in the proxy materials for our 2010 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, stockholders’ proposals must be received by us at our principal executive offices no later than         , 2010.

Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advanced notice of such proposal to us not later than         , 2010.

In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing and received by our corporate secretary at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the previous year’s annual meeting. However, in the event the 2010 annual meeting of stockholders is scheduled to be held on a date more than thirty days prior to or delayed by more than sixty days after such anniversary date, in order to be timely, notice by the stockholder must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or if the first public announcement of the date of such annual meeting is less than one hundred days prior to the date of such annual meeting, the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made. Our by-laws also specify requirements relating to the content of the notice that stockholders must provide, including a stockholder nomination for election to the board of directors, to be properly presented at the 2010 annual meeting of stockholders.

Notices of intention to present proposals at the 2010 annual meeting should be addressed to Tod K. Reichert, our Corporate Secretary, MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209, Attention: Tod K. Reichert, Corporate Secretary, telephone: (703) 247-7552. In the future, if you want to receive separate copies of the proxy statement or annual report to stockholders, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

We incorporate by reference the audited consolidated financial statements and notes thereto in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2008.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 23, 2009, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO TOD K. REICHERT, CORPORATE SECRETARY, MCG CAPITAL CORPORATION, 1100 WILSON BOULEVARD, SUITE 3000, ARLINGTON, VIRGINIA 22209. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

PLEASE VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE AS PROVIDED IN THE INSTRUCTIONS SET FORTH ON THE ENCLOSED WHITE PROXY CARD, OR COMPLETE, DATE, SIGN AND RETURN THE WHITE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors,

Tod K. Reichert
Corporate Secretary
Arlington, Virginia
May , 2009

Appendix A

INFORMATION CONCERNING PARTICIPANTS

IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2009 annual meeting of stockholders.

Directors and Nominees

The principal occupations of our directors and nominees who are considered “participants” in our solicitation are set forth under the heading “Proposal One—Election of Directors” of this proxy statement. The name and address of the organization of employment of our directors and nominees are as follows:

Name	Address
Jeffrey M. Bucher	Kozusko, Harris, Vetter Wareh, LLP, 1666 K St., NW Ste. 400, Washington, DC 20006
Kim D. Kelly	c/o MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209
A. Hugh Ewing, III	Ewing Bemiss & Co., Riverfront Plaza West Tower, 901 E Byrd St., Ste. 1650, Richmond, VA 23121
Wallace B. Millner, III	c/o MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209
Richard W. Neu	c/o MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209
Kenneth J. O’Keefe	Vestar Capital Partners, 500 Boylston Street, 17th. Fl., Boston, MA 02116
Robert J. Merrick	c/o MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209
B. Hagen Saville	c/o MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209
Steven F. Tunney	c/o MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209

Officers and Employees

The principal occupations of our executive officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with MCG Capital Corporation and the business address for each person is MCG Capital Corporation, 1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209.

Name	Principal Occupation
Stephen J. Bacica	Executive Vice President and CFO
William B. Ford	Senior Vice President and Managing Director
Robert L. Marcotte	Senior Vice President and Managing Director
Robert J. Merrick	Executive Vice President and Chief Investment Officer
Marshall Murphy	Senior Vice President, Corporate Finance
Tod K. Reichert	Senior Vice President, Chief Compliance Officer and Corporate Secretary
Samuel G. Rubenstein	Executive Vice President and General Counsel
B. Hagen Saville	Executive Vice President, Business Development
Derek R. Thomas	Executive Vice President, Risk Management and Underwriting
Steven F. Tunney	President and Chief Executive Officer

Information Regarding Ownership of MCG Securities by Participants

The number of shares of our common stock held by our directors and named executive officers as of April 1, 2009 is set forth under the heading “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” section of this proxy statement. The following table sets forth the number of shares held as of April 1, 2009 by our other employees who are “participants.”

Name	Shares of Common Stock Beneficially Owned
Robert L. Marcotte	199,995 shares
Marshall G. Murphy	40,000 shares
Tod K. Reichert	42,000 shares
Derek R. Thomas	109,455 shares

Shares of our common stock owned of record by each of our directors, named executive officers and other participants are beneficially owned by such person.

Information Regarding Transactions in MCG Securities by Participants

The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold (4/1/2007 through 4/1/2009)

Name	Date	# of Shares	Transaction Description
Jeffrey M. Bucher	12/4/07 4/18/08 5/19/08	1,000 358 1,000	Acquisition – Open Market Purchase Acquisition – Purchase in Rights Offering Acquisition – Open Market Purchase
Stephen J. Bacica	7/1/08 8/6/08 11/7/08 3/11/09	5,000 25,000 100,000 15,000	Acquisition – Award of restricted stock Acquisition – Award of restricted stock Acquisition – Award of restricted stock Acquisition – Open Market Purchase
A. Hugh Ewing, III	10/25/07 12/7/07 4/18/08 3/13/09 3/17/09	3,750 10,000 1,965 25,000 200	Acquisition – Award of restricted stock Acquisition – Open Market Purchase Acquisition – Purchase in Rights Offering Acquisition – Open Market Purchase Acquisition – Open Market Purchase
William B. Ford	12/4/07 4/18/08 4/30/08 8/6/08	5,000 1,000 25,000 50,000	Acquisition – Open Market Purchase Acquisition – Purchase in Rights Offering Acquisition – Award of restricted stock Acquisition – Award of restricted stock
Kim D. Kelly	5/9/07 5/9/07 4/18/08 8/12/08 8/13/08 8/14/08	2,500 7,500 1,501 40,000 10,400 17,660	Disposition – Cancelation of award of restricted stock
Acquisition – Award of restricted stock
Acquisition – Purchase in Rights Offering
Acquisition – Open Market Purchase
Acquisition – Open Market Purchase
Acquisition – Open Market Purchase
Robert L. Marcotte	4/18/08 4/30/08 8/6/08 8/12/08	5,437 25,000 50,000 30,000	Acquisition – Purchase in Rights Offering Acquisition – Award of restricted stock Acquisition – Award of restricted stock Acquisition – Open Market Purchase
Robert J. Merrick	4/18/08 4/30/08	23,449 20,000	Acquisition – Purchase in Rights Offering Acquisition – Award of restricted stock
Wallace B. Millner, III	5/9/07 12/7/07 4/18/08 4/23/08 3/11/09	5,000 2,500 11,853 7,500 100,000	Disposition – Cancelation of award of restricted stock
Acquisition – Open Market Purchase
Acquisition – Purchase in Rights Offering
Acquisition – Award of restricted stock
Acquisition – Open Market Purchase
Marshall G. Murphy	8/6/08 3/11/09	25,000 15,000	Acquisition – Award of restricted stock Acquisition – Open Market Purchase
Richard W. Neu	11/19/07 4/25/08 3/11/09 3/16/09 3/17/09	1,250 7,500 16,200 13,800 45,000	Acquisition – Award of restricted stock Acquisition – Award of restricted stock Acquisition – Open Market Purchase Acquisition – Open Market Purchase Acquisition – Open Market Purchase
Kenneth J. O’Keefe	4/18/08	2,651	Acquisition – Purchase in Rights Offering
Tod K. Reichert	7/1/08 8/6/08 3/11/09	10,000 25,000 7,000	Acquisition – Award of restricted stock Acquisition – Award of restricted stock Acquisition – Open Market Purchase
Samuel G. Rubenstein	4/27/07 7/30/07 10/30/07 1/30/08 4/18/08 4/29/08 4/30/08 7/30/08 3/13/09	578.096 770.706 831.348 902.772 20,000 1,498.325 12,500 1,628.495 15,000	Acquisition – Dividend Reinvestment Plan
Acquisition – Dividend Reinvestment Plan
Acquisition – Dividend Reinvestment Plan
Acquisition – Dividend Reinvestment Plan
Acquisition – Purchase in Rights Offering
Acquisition – Dividend Reinvestment Plan
Acquisition – Award of restricted stock
Acquisition – Dividend Reinvestment Plan
Acquisition – Open Market Purchase
B. Hagen Saville	12/5/07 4/30/08 3/11/09 3/12/09	15,000 20,000 33,234 16,766	Acquisition – Open Market Purchase Acquisition – Award of restricted stock Acquisition – Open Market Purchase Acquisition – Open Market Purchase
Derek R. Thomas	4/18/08 4/30/08 8/6/08	8,683 15,000 25,000	Acquisition – Purchase in Rights Offering Acquisition – Award of restricted stock Acquisition – Award of restricted stock
Steven F. Tunney	6/15/07 12/17/07 4/18/08 4/30/08 3/11/09 3/12/09	10,000 25,000 30,000 30,000 30,000 20,000	Disposition – Sales pursuant to 10b5-1 Trading Plan
Acquisition – Open Market Purchase
Acquisition – Purchase in Rights Offering
Acquisition – Award of restricted stock
Acquisition – Open Market Purchase
Acquisition – Open Market Purchase

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or the proxy statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of MCG or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting. In addition, except as set forth below, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix A or the proxy statement, neither we nor any of the participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Appendix B

MCG CAPITAL CORPORATION

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee of the Board of Directors (the “Board”) of MCG Capital Corporation (the “Company”) is to assist the Board’s oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

1.	Number. Except as otherwise permitted by the applicable rules of The NASDAQ Stock Market, the Audit Committee shall consist of at least three members of the Board.

2.	Independence. Except as otherwise permitted by the applicable rules of The NASDAQ Stock Market, each member of the Audit Committee shall be independent as defined by such rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (subject to the exemptions provided in Rule 10A-3(c) of the Exchange Act), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3.	Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or of a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee. The Board may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the Company’s independent registered public accounting firm (the “independent auditor”), in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditor is responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s reports.

Oversight of Independent Auditor

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. The Audit Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, before initially engaging an independent auditor the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor or any of its affiliates and the Company or persons in a financial reporting oversight role at the Company that may reasonably be thought to bear on the independent auditor’s independence. Such statement must address at least the matters set forth in Public Company Accounting Oversight Board (“PCAOB”) Rule 3526. The Audit Committee shall also actively engage in a dialogue with the independent auditor concerning any disclosed relationships or services and the potential effects of any such relationships on the firm’s independence. In addition, for any continued engagement, the Audit Committee shall obtain a similar communication from the independent auditor no less frequently than annually. In addition, the Audit Committee shall confirm (i) the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the Sarbanes-Oxley Act of 2002 and (ii) that the Chief Executive Officer (the “CEO”), the Chief Financial Officer (the “CFO”), and Chief Accounting Officer (or other persons serving in similar capacities) were not employed by the independent auditor, or if employed, did not participate in any capacity in the audit of the Company, in each case, during the one-audit-year period preceding the date of initiation of the audit, as required by Section 206 of the Sarbanes-Oxley Act of 2002.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.	Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall:

•	from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•

alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management;

•	review with the independent auditor:

•

any audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

•	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•

analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company;

•	significant risks and uncertainties with respect to the quality, accuracy or fairness of presentation of the Company’s financial statements;

•	any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise);

•	any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement;

•	any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company;

•	accounting for unusual transactions;

•	adjustments arising from audits that could have a significant impact on the Company’s financial reporting process; and

•	any recent SEC accounting comments on the Company’s SEC reports, including in particular any unresolved or future-compliance comments;

•

inquire of the independent auditor concerning the quality, not just the acceptability, of the Company’s accounting determinations, particularly with respect to revenue, earnings, significant items subject to estimate, and other judgmental areas. Ask the independent auditor whether management’s choices of accounting principles are, as a whole, conservative, moderate or aggressive; to provide significant examples of choices falling into each category; and to recommend whether any of such policies should be changed. Ask the independent auditor whether they would have prepared the Company’s financial statements differently if they were solely responsible;

•	meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit;

•	obtain and review a copy of the most recent inspection report of the independent audit firm issued by the PCAOB pursuant to Section 104 of the Sarbanes-Oxley Act of 2002;

•

obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated (Section 10A(b) of the Exchange Act requires the independent auditor, if it detects or becomes aware of any illegal act, to assure that the Audit Committee is adequately informed and to provide a report if the independent auditor has reached specific conclusions with respect to such illegal acts); and

•

discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

6.	Hiring Policy. The Audit Committee shall set hiring policies for employees and former employees of the independent auditor.

Review of Financial Statements, Financial Disclosures and Preparation of Reports

1.	Review and Discussion. The Audit Committee shall review the Company’s annual audited financial statements and interim financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before they are made public. The Audit Committee shall also review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as amended, and as adopted by the PCAOB, requires discussion.

2.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

3.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

4.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the CFO any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

5.	Earnings Release and Other Financial Information. The Audit Committee shall discuss generally the types of information to be disclosed in the Company’s earnings press releases, as well as in financial information and earnings guidance provided to analysts, ratings agencies and others.

Controls and Procedures

1.	Oversight. The Audit Committee shall coordinate the Board’s oversight of the Company’s internal control over financial reporting and disclosure controls and procedures. The Audit Committee shall:

•

review with management and the independent auditor the adequacy of the Company’s internal control over financial reporting (including information systems and security) and related significant findings and recommendations of the independent auditor, together with management’s responses;

•

review and discuss disclosures made by management about any material weaknesses in the design or operation of internal control over financial reporting or significant deficiencies therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting;

•

review and discuss management’s plans to perform quarterly and annual assessments of the effectiveness of internal controls over financial reporting to support the management report on internal controls over financial reporting as required by SEC regulation;

•	receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act;

•

discuss with the Company’s General Counsel, Chief Compliance Officer (the “CCO”) and, where appropriate, outside counsel, legal matters that may have a material impact on the financial statements or the Company’s compliance policies;

•	review any unusual accounting issues that the Company intends to discuss with the SEC’s accounting staff prior to when management contacts the SEC; and

•	review with management and the CCO the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s codes of ethics.

2.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and shall periodically review the complaint procedures to confirm that they are effectively operating.

3.	Related Person Transaction Policies and Procedures. The Audit Committee shall review the Company’s policies and procedures for reviewing and approving or ratifying “related person transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K), including the Company’s Related Person Transaction Policy, and recommend any changes to the Board.

4.	Review of Related Person Transactions. The Audit Committee shall review all related person transactions for potential conflict of interest situations on an ongoing basis in accordance with the Company’s Related Person Transaction Policy, and all such transactions shall be approved or ratified by the Audit Committee.

5.	Risk Management. The Audit Committee shall provide oversight, assistance and coordination of, for and among management and the Board with respect to the identification, assessment, mitigation, control, management, monitoring and reporting of inherent, enterprise and/or key business risks to the Company as a result of the operations, activities, actions, roles, positions and/or status of the Company, its employees, its subsidiaries and/or its portfolio companies (including its control investments).

6.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board.

D.	Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; and (ii) Company management (including the CFO, CCO and General Counsel). The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees, as it deems appropriate from time to time under the circumstances (including a subcommittee consisting of a single member). Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board. The Audit Committee shall also review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and the performance and independence of the Company’s independent auditor.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5.	Independent Advisors. The Audit Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.	Funding. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8.	Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

*****

Preliminary (Subject to Completion)

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE

‚ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE –PAID ENVELOPE PROVIDED ‚

PROXY

MCG CAPITAL CORPORATION

1100 WILSON BOULEVARD, SUITE 3000

ARLINGTON, VIRGINIA 22209

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2009

The undersigned, revoking all prior proxies, hereby appoints Steven F. Tunney and Stephen J. Bacica, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all shares of common stock of MCG Capital Corporation held of record by the undersigned on April 23, 2009 at the Annual Meeting of Stockholders to be held on June 17, 2009 at             , local time, at                      and any adjournments or postponements thereof. The undersigned hereby directs Messrs. Tunney and Bacica to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND, IN THE DISCRETION OF MESSRS. TUNNEY AND BACICA, ON ANY OTHER ITEMS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS

MCG CAPITAL CORPORATION

JUNE 17, 2009

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of MCG Capital Corporation common stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT

AND VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone – Please call toll-free in the U.S. or Canada at 1-866-353-7844, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1346. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2.	Vote by Internet – Please access https://www.proxyvotenow.com/mcgc, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

You may vote by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.	Vote by Mail – If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: MCG Capital Corporation, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10126-2377

‚ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE –PAID ENVELOPE PROVIDED ‚

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.

MCG CAPITAL CORPORATION

Election of Directors

1.	The election of the following three persons (except as marked to the contrary) as directors who will serve as Class II directors of MCG Capital Corporation until 2012, or until their successors are elected and qualified.	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	INSTRUCTIONS: To withhold authority to vote for any individual, mark, “For All Except” and write the nominee’s name(s) on the line below.
		☐	☐	☐

Nominees: Class II Directors 01) Jeffrey M. Bucher 02) A. Hugh Ewing, III 03) Kenneth J. O’Keefe

Vote on Proposals

2.	The ratification of the selection by the Audit Committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.				FOR	AGAINST	ABSTAIN
					☐	☐	☐

3.	To approve a proposal to authorize us to issue securities to subscribe to, convert to, or purchase shares of our common stock in one or more offerings up to an aggregate of 10,000,000 shares.				FOR	AGAINST	ABSTAIN
					☐	☐	☐

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

IMPORTANT: Please sign your name(s) exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

Please indicate if you plan to attend this meeting in person.		YES		NO
		☐		☐

Signature [PLEASE SIGN WITHIN BOX] Date					Signature (Joint Owners) Date